For further information contact:
Nancy Morovich, VP, Investor Relations
Phone 504/576-5506, Fax 504/576-2897
                     nmorovi@entergy.com

INVESTOR NEWS

Exhibit 99.1

February 2, 2004

ENTERGY REPORTS FOURTH QUARTER RESULTS

NEW ORLEANS - Entergy Corporation reported a fourth quarter 2003 loss of $(0.17) per share on an as-reported basis compared with income of $0.33 per share in the same period of 2002. Fourth quarter 2003 included a special item reflecting severance charges recorded in connection with a voluntary severance program announced by Entergy in October 2003. Entergy's earnings on an operational basis were $0.38 per share in fourth quarter 2003 compared to $0.34 per share in fourth quarter 2002.

"All of our targeted productivity improvements are well underway and solid progress is being achieved. We have established ambitious financial and operational objectives for each of our businesses and are confident in our ability to enhance shareholder value and achieve top quartile returns. Our voluntary severance program was well received and based on the number of employees participating, we exceeded the goals we had originally established," said J. Wayne Leonard, Entergy's chief executive officer. "The longer term value of effective and efficient processes will clearly exceed the initial cost incurred in connection with this program while continuing to improve operational performance."

Highlights for Fourth Quarter 2003

  Improvement in Utility revenues from rate changes is offset by milder than normal weather, page 2.
  Higher than expected participation in voluntary severance program increases related charges recorded as special item, page 2.
  Entergy Nuclear operational results improve with no refueling outages in fourth quarter, page 5.
  Entergy-Koch, LP achieves another strong quarter in trading, while gas pipeline results decline due to lower revenues and increased expenses, page 5.
  Federal Energy Regulatory Commission approves market protocols in connection with proposed retail open access in Texas.
  Entergy is named Global Energy Company of the Year for 2003 by Platts/BusinessWeek Global Energy Awards panel.

Entergy will host a teleconference to discuss fourth quarter results at 10:00 a.m. CST Monday, February 2, 2004 with access either by telephone, 913-981-5532, confirmation code 611259, or via website at www.entergy.com/webcasts.

I. Consolidated Results

Table 1 provides a comparative summary of consolidated earnings per share for fourth quarter and year-to-date 2003.

Table 1: Entergy Corporation Consolidated Results (see appendix D for definitions of certain measures)
Fourth Quarter and Year-to-Date 2003 vs. 2002
(Per share in U.S. $)
	Fourth Quarter			Year-to-Date
	2003	2002	$ Change	2003	2002	$ Change
As-Reported
U.S. Utility	(0.14)	0.19	(0.33)	2.03	2.57	(0.54)
Parent & Other	(0.03)	(0.11)	0.08	(0.10)	(0.17)	0.07
Competitive Businesses
Entergy Nuclear	(0.01)	0.15	(0.16)	1.30	0.88	0.42
Energy Commodity Services
Non-nuclear wholesale assets	(0.07)	(0.05)	(0.02)	(0.10)	(1.22)	1.12
Entergy-Koch Trading	0.07	0.07	-	0.80	0.36	0.44
Gulf South Pipeline	0.01	0.08	(0.07)	0.08	0.22	(0.14)
Total Energy Commodity Services	0.01	0.10	(0.09)	0.78	(0.64)	1.42
Consolidated As-Reported Earnings	(0.17)	0.33	(0.50)	4.01	2.64	1.37

Less Special Items
U.S. Utility	(0.30)	-	(0.30)	(0.68)	-	(0.68)
Parent & Other	-	-	-	(0.01)	-	(0.01)
Competitive Businesses
Entergy Nuclear	(0.25)	-	(0.25)	0.45	-	0.45
Energy Commodity Services
Non-nuclear wholesale assets	-	(0.01)	0.01	-	(1.17)	1.17
Entergy-Koch Trading	-	-	-	-	-	-
Gulf South Pipeline	-	-	-	-	-	-
Total Energy Commodity Services	-	(0.01)	0.01	-	(1.17)	1.17
Consolidated Special Items	(0.55)	(0.01)	(0.54)	(0.24)	(1.17)	0.93

Operational
U.S. Utility	0.16	0.19	(0.03)	2.71	2.57	0.14
Parent & Other	(0.03)	(0.11)	0.08	(0.09)	(0.17)	0.08
Competitive Businesses
Entergy Nuclear	0.24	0.15	0.09	0.85	0.88	(0.03)
Energy Commodity Services
Non-nuclear wholesale assets	(0.07)	(0.04)	(0.03)	(0.10)	(0.05)	(0.05)
Entergy-Koch Trading	0.07	0.07	-	0.80	0.36	0.44
Gulf South Pipeline	0.01	0.08	(0.07)	0.08	0.22	(0.14)
Total Energy Commodity Services	0.01	0.11	(0.10)	0.78	0.53	0.25
Consolidated Operational Earnings	0.38	0.34	0.04	4.25	3.81	0.44

Weather Impact	(0.03)	-	(0.03)	(0.05)	(0.01)	(0.04)

II. U.S. Utility Results

In fourth quarter 2003, Utility had an as-reported loss of $(0.14) per share, compared to earnings of $0.19 per share in fourth quarter 2002. The as-reported loss in 2003 includes special items of $(0.30) per share associated with severance charges recorded in connection with a voluntary severance program announced by Entergy in October 2003. On an operational basis, Utility earnings were $0.16 per share in fourth quarter 2003 compared to $0.19 in fourth quarter 2002. The decrease resulted primarily from the effects of milder-than-normal weather in 2003 compared to normal weather experienced in fourth quarter 2002, as well as increased income tax expense, the effects of which were partially offset by rate changes implemented during 2003.

Gigawatt-hours billed to residential customers in fourth quarter 2003 were essentially flat after adjusting for milder-than-normal weather compared to fourth quarter 2002. Commercial and governmental sales were up nearly 3 percent, while industrial sales experienced a decline of more than 4 percent quarter over quarter. The decline in industrial sales reflects the loss of two customers to cogeneration in fourth quarter 2002. Excluding the loss of these customers, which represented approximately 700 GWh of sales in fourth quarter 2002, overall retail sales increased slightly in fourth quarter 2003 compared to the same period last year. A summary of sales volumes by customer class is included in Table 2 below.

For the year 2003, the utility earned $2.03 per share on an as-reported basis, compared with $2.57 per share for 2002. Operational earnings in 2003 were $2.71 per share compared to $2.57 per share for 2002. The higher earnings in 2003 were due primarily to improved pricing resulting from rate changes put into effect in 2003 and lower interest costs, both of which were partially offset by milder-than-normal weather in the current year.

Table 2 provides a summary of the Utility's key operational measures with quarter-to-quarter and year-to-date comparisons.

Table 2: Utility Operational Performance Measures
Fourth Quarter and Year-to-Date 2003 vs. 2002 (see appendix C for definitions of certain measures)
	Fourth Quarter			Year-to-Date
	2003	2002	% Change	% Weather adjusted	2003	2002	% Change	% Weather adjusted
Generation in GWh	17,860	19,687	-9%		77,745	90,051	-14%
GWh billed
Residential	7,041	7,279	-3.3%	0.0%	32,817	32,581	0.7%	1.5%
Commercial and governmental	6,955	6,811	2.1%	3.2%	28,513	28,032	1.7%	1.9%
Industrial	9,782	10,248	-4.5%	-	38,637	41,018	-5.8%	-
Total Retail Sales	23,778	24,338	-2.3%	-1.0%	99,967	101,631	-1.6%	-1.3%
Operation & maintenance expense per MWh (a)	$31.58	$23.84	32%		$21.54	$19.29	12%
Number of retail customers
Residential					2,255,599	2,236,507	0.9%
Commercial & governmental					321,961	317,167	1.5%
Industrial					42,563	41,133	3.5%

(a) Excluding charges associated with Entergy's voluntary severance plan, O&M expense per MWh would have been $26.23 for the quarter and $20.31 for full year 2003.

Appendix B provides a summary of the Utility's pending regulatory cases and events by operating subsidiary.

III. Parent & Other

Parent & Other recorded improved results compared to last year with an as-reported and operational loss per share of $(0.03) in fourth quarter 2003, compared with a loss of $(0.11) per share in fourth quarter 2002. The improvement was due primarily to lower income tax expense.

For the year 2003, Parent & Other had a loss of $(0.10) per share on an as-reported basis, and $(0.09) per share on an operational basis. In 2002, Parent & Other had a loss of $(0.17) per share on both as-reported and operational bases. The improved results in 2003 primarily reflect lower tax expense.

IV. Competitive Businesses

The competitive businesses had $0.00 earnings per share on an as-reported basis in fourth quarter 2003, compared to $0.25 per share in the same period of 2002. As-reported results in 2003 included special items totaling $(0.25) per share primarily associated with severance charges in connection with the voluntary severance program announced by Entergy in October 2003. On an operational basis, fourth quarter 2003 earnings per share were nearly flat at $0.25 per share compared to $0.26 per share in 2002. While Entergy Nuclear recorded strong earnings in fourth quarter 2003, lower results at Energy Commodities Services offset the improvement.

Comparing full year 2003 to 2002, the increase in as-reported earnings at the competitive businesses from $0.24 per share in 2002 to $2.08 per share in 2003 was driven by a significantly higher earnings contribution from Entergy-Koch Trading in 2003, as well as the absence of a special charge recorded in second quarter 2002 associated with the closing of Entergy's wholesale power development business. On an operational basis, the competitive businesses contributed earnings of $1.63 per share in 2003 compared to $1.41 per share in 2002.

Table 3 provides a summary of Entergy's competitive businesses' energy and capacity sold forward for the next five years. For the years 2004, 2005 and 2006, Entergy Nuclear has sold 100 percent, 54 percent, and 45 percent of planned generation at average prices per megawatt-hour of $38, $37 and $36, respectively. In addition, for the years 2004, 2005 and 2006, Energy Commodity Services has sold 62 percent, 66 percent and 50 percent of its planned energy and capacity at average prices per megawatt-hour of $26, $25 and $27, respectively.

Table 3: Competitive Businesses Percent of Capacity and Generation Sold Forward
2004 through 2008 (see appendix C for definitions of measures)

	2004	2005(b)	2006(b)	2007(b)	2008(b)
Entergy Nuclear (EN)
Energy
Planned TWh of generation	33	34	35	35	35
Percent of EN's planned generation sold forward
Unit-contingent	57%	34%	24%	15%	12%
Unit-contingent with availability guarantees	43%	19%	17%	11%	5%
Firm liquidated damages (LD)	0%	1%	4%	2%	0%
Total	100%	54%	45%	28%	17%
Average contract price per MWh	$38	$37	$36	$36	$40

Capacity
Net MW in operation	4111	4203	4203	4203	4203
Percent of EN's capacity sold forward
Bundled capacity and energy contracts	55%	15%	12%	13%	13%
Capacity contracts	28%	15%	6%	3%	0%
Total	83%	30%	18%	16%	13%
Average capacity contract price per kW per month	$2.4	$1.3	$0.6	$0.7	N/A

Blended Capacity and Energy Recap (based on revenues)
Percent of EN's planned energy and capacity sold forward	99%	50%	41%	25%	16%
Average contract revenue per MWh	$39	$37	$36	$36	$40

Energy Commodity Services (ECS)
Capacity
Net MW in operation	1911	1911	1911	1911	1911
Percent of ECS's capacity sold forward	43%	43%	34%	31%	26%

Energy
Planned TWh of generation	3	3	3	4	4
Percent of ECS's planned generation sold forward
Unit-contingent	7%	6%	7%	6%	6%
Unit-contingent with availability guarantees	57%	61%	45%	36%	33%
Firm liquidated damages (LD)	0%	0%	0%	0%	0%
Total	64%	67%	52%	42%	39%

Blended Capacity and Energy Recap (based on revenues)
Percent of ECS's planned energy and capacity sold forward	62%	66%	50%	41%	35%
Average contract revenue per MWh	$26	$25	$27	$31	$28

(b) A portion of EN's total planned generation sold forward-2 percent in 2005, 13 percent in 2006, 12 percent in 2007 and 13 percent in 2008-is associated with the Vermont Yankee contract for which pricing may be adjusted.

Entergy Nuclear Results

Entergy Nuclear (EN) recorded of loss of $(0.01) per share on an as-reported basis in fourth quarter 2003 due primarily to the impact of recording severance charges in connection with Entergy's voluntary severance program. Excluding these and other charges, Entergy Nuclear's operational earnings were $0.24 per share for fourth quarter 2003. In fourth quarter 2002 Entergy Nuclear recorded $0.15 in both as-reported and operational earnings per share. The 60 percent increase in operational earnings in fourth quarter 2003 versus the same period in 2002 was due primarily to a 27 percent increase in MWh produced as there were no refueling outages in fourth quarter 2003 while there were three such outages in fourth quarter 2002. EN's average capacity factor was 98 percent for fourth quarter 2003, compared to 78 percent for the same period in 2002.

Average production costs decreased by 23 percent on a quarter to quarter basis due to a combination of higher generation and the timing of various expenses. For the full year 2003, production costs were in line with 2002 costs and were consistent with Entergy Nuclear's previous projections for the year.

Table 4 provides a summary of Entergy Nuclear's key operational measures with quarter-to-quarter and year-to-date comparisons.

Table 4: Entergy Nuclear Operational Performance Measures
Fourth Quarter and Year-to-Date 2003 vs. 2002 (see appendix C for definitions of certain measures)
	Fourth Quarter			Year-to-Date
	2003	2002	% Change	2003	2002	% Change
Net MW in operation	4,001	3,955	1%
Average realized price per MWh	38.54	40.49	-5%
Production cost per MWh (c)	17.15	22.18	-23%	20.32	20.20	1%
Generation in GWh	8,702	6,843	27%	32,379	29,953	8%
Capacity factor	98%	78%	26%	92%	93%	-1%

Refueling outage duration	Current Period	4Q02 Outage	Change
Fitzpatrick	NA	24	NA
Indian Point 2	NA	33	NA
Vermont Yankee	NA	21	NA

(c) Production cost does not include severance charges associated with the voluntary severance program.

Energy Commodity Services Results

Energy Commodity Services (ECS) includes earnings contributions from Entergy-Koch, LP and Entergy's non-nuclear wholesale assets business. ECS recorded as-reported and operational earnings of $0.01 per share in fourth quarter 2003, compared to $0.10 per share in as-reported earnings and $0.11 per share in operational earnings in the same period last year. The decrease in 2003 was due in part to a larger loss at the non-nuclear wholesale assets business resulting from one additional plant being completed in late 2002, and a second in 2003. The new plants increased overall operating expenses of this business where depressed spark spreads and excess reserve margins continue to diminish revenue opportunities. In addition, decreased results at Gulf South Pipeline driven by lower revenues and higher expenses also contributed to lower results at ECS.

Operational earnings contributed by Entergy-Koch Trading (EKT) in fourth quarter 2003 were $0.07 which equaled operational earnings in the same period of 2002. Volatility was slightly up compared to fourth quarter 2002 and trading earnings reflected solid POV trading results, the expansion of EKT's optimization business and an improved contribution from EKT's European business.

The income sharing mechanisms that are part of the Entergy-Koch partnership agreement allocated substantially all of the partnership's income to Entergy in fourth quarter 2003. Beginning in 2004, Entergy's share of the partnership's income is expected to be 50 percent, consistent with its ownership interest.

Table 5 provides a summary of EKT's key operational measures with quarter-to-quarter and year-to-date comparisons.

Table 5: Entergy-Koch Trading's Operational Performance Measures
Fourth Quarter and Year-to-Date 2003 vs. 2002 (see appendix C for definitions of certain measures)
	Fourth Quarter			Year-to-Date
	2003	2002	% Change	2003	2002	% Change
Electricity volatility	50%	41%	22%	59%	48%	23%
Gas volatility	60%	50%	20%	62%	61%	2%
Electricity marketed (GWh)	116,451	136,833	-15%	445,979	408,038	9%
Gas marketed (Bcf/d)	7.0	5.0	40%	6.5	5.8	12%
Gain/loss days	1.5	1.3	15%	1.5	1.8	-17%
Daily average earnings at risk	9.8	13.1	-25%	13.6	10.8	26%
Low daily earnings at risk	5.9	8.4	-30%	5.9	6.6	-11%
High daily earnings at risk	16.2	16.9	-4%	35.2	16.9	108%

EKT's Daily Average Earnings at Risk (DEAR) during fourth quarter 2003 decreased 25 percent to $9.8 million, when compared to fourth quarter 2002. In addition to DEAR, EKT employs other risk measures that test whether or not overall risk is within acceptable limits. All of these measures were managed in accordance with established trading policies and procedures during the quarter.

Essentially all of the market value of EKT's mark-to-market portfolio is based on actively quoted prices, and approximately 91 percent of EKT's counterparty credit exposure is associated with companies that currently have investment-grade credit ratings. Lastly, mark-to-market earnings comprised 18 percent of Entergy's consolidated operational earnings for fourth quarter 2003. For the year, mark-to-market earnings comprised 19 percent of Entergy's consolidated operational earnings.

Table 6 provides additional details on EKT's business that are common indicators of the magnitude of capital employed, book duration of contracts traded, and sources used to value such contracts, among other things.

Table 6: Entergy-Koch Trading Details (see appendix C for definitions of certain measures)
	2003				2003
Changes in Fair Value of Trading Contracts (U.S. $ in millions)			Counterparty Credit Exposure (percent net of collateral)
Fair value of contracts outstanding at December 31, 2002 after implementation of EITF 02-03	90.9		AAA		0.7
(Gain)/Loss from contracts realized/settled during the period	(580.0)		AA		13.5
Initial recorded value of contracts entered into during the period	-		A		41.3
Net option premiums received during the period	275.7		BBB		35.3
Change in fair value of contracts attributable to market movements during the period	229.4		Non-investment grade/Not rated		9.2
Other changes in fair value	-
Net change in contracts outstanding during the period	(74.9)
Fair value of contracts outstanding at December 31 , 2003	16.0

	2003	2002	Change
Balance Sheet Mark to Market Accounting Detail (U.S. $ in millions)
Fair value of contracts at end of period	16.0	90.9	(74.9)
Partners' capital	1,292	1,209	83
Fair value of contracts as percent of partners' capital	1.2%	7.5%	(84%)

	0-12 Months	13-24 Months	25+ Months	Total
Maturities and Sources for Fair Value of Trading Contracts at December 31, 2003 (U.S. $ in millions)
Prices actively quoted	126.3	(87.1)	(14.6)	24.7
Prices provided by other sources	4.8	(10.1)	5.6	0.3
Prices based on models	(28.0)	14.2	4.9	(9.0)
Total	103.1	(83.0)	(4.1)	16.0

As-reported and operational earnings at Entergy-Koch's gas transportation subsidiary, Gulf South Pipeline, were $0.01 per share in fourth quarter 2003 compared to $0.08 per share in fourth quarter 2002. Lower throughput and higher production costs impacted Gulf South's results. The decreased throughput was due to higher gas prices causing generally lower gas demand as industrial and power plant customers switch to fuel oil or competitive carriers. Higher costs were primarily the result of incremental legal and consultant expenses incurred primarily in connection with Gulf South's defense of a lawsuit which it believes has no merit.

Table 7 provides a summary of Gulf South Pipeline's key operational measures with quarter-to-quarter and year-to-date comparisons.

Table 7: Gulf South Pipeline's Operational Performance Measures
Fourth Quarter and Year-to-Date 2003 vs. 2002 (see appendix C for definitions of certain measures)
	Fourth Quarter			Year-to-Date
	2003	2002	% Change	2003	2002	% Change
Throughput (Bcf/d)	1.99	2.22	-10%	1.99	2.40	-17%
Production cost ($/mmbtu)	$0.172	$0.113	52%	$0.146	$0.094	55%

V. Variance Analysis

Tables 8 and 9 provide fourth quarter and year-to-date 2003 vs. 2002 earnings variance analyses for "U.S. Utility, Parent & Other," "Competitive Businesses," and "Consolidated."

Table 8: Entergy Corporation Reported Earnings Per Share Variance Analysis
Fourth Quarter 2003 vs. 2002
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	U.S. Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2002 earnings	0.08		0.25		0.33
Net revenue	0.23	(d)	0.17	(e)	0.40
Interest expense and other charges	0.04		0.03		0.07
Asset/contract impairments and restructuring charges	-		0.01		0.01
Depreciation/amortization expense	(0.03)		0.03		-
Nuclear refueling outage expense	-		(0.02)		(0.02)
Cumulative effect of accounting change	-		(0.03)		(0.03)
Taxes other than income taxes	(0.02)		(0.02)		(0.04)
Decommissioning expense	(0.05)	(f)	-		(0.05)
Other income (deductions)	0.02		(0.10)	(g)	(0.08)
Interest and dividend income	-		(0.12)	(h)	(0.12)
Income taxes - other	(0.19)	(i)	0.04		(0.15)
Other operation & maintenance expense	(0.25)	(j)	(0.24)	(k)	(0.49)
2003 earnings	(0.17)		-		(0.17)

Table 9: Entergy Corporation Reported Earnings Per Share Variance Analysis
Year-to-Date 2003 vs. 2002
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	U.S. Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2002 earnings	2.40		0.24		2.64
Asset/contract impairments and restructuring charges	-		1.17	(l)	1.17
Cumulative effect of accounting changes	(0.09)	(m)	0.69	(m)	0.60
Interest expense and other charges	0.02		0.16	(n)	0.18
Net revenue	0.10	(d)	0.02		0.12
Other income (deductions)	(0.29)	(o)	0.31	(g)	0.02
Other operation & maintenance expense	0.19	(j)	(0.21)	(k)	(0.02)
Depreciation/amortization expense	(0.07)	(p)	0.04		(0.03)
Share repurchase/dilution effect	(0.03)		(0.04)		(0.07)
Taxes other than income taxes	(0.03)		(0.04)		(0.07)
Interest and dividend income	0.03		(0.11)	(h)	(0.08)
Income taxes - other	(0.12)	(i)	0.01		(0.11)
Nuclear refueling outage expense	(0.01)		(0.14)	(q)	(0.15)
Decommissioning expense	(0.17)	(f)	(0.02)		(0.19)
2003 earnings	1.93		2.08		4.01

Footnotes to Tables 8 and 9 follow:
Utility Net Revenue Variance Analysis, 2003 vs. 2002 ($ EPS)
Fourth Quarter		Year-to-Date
Weather	(0.03)	Weather	(0.04)
Sales growth/pricing-net	0.13	Sales growth/pricing-net	0.22
Ice Storm/TCA Regulatory settlement	-	Ice Storm/TCA Regulatory settlement	(0.41)
Regulatory credit	0.03	Regulatory credit	0.12
Competitive retail	0.04	Competitive retail	0.10
Wholesale	0.05	Wholesale	0.07
Other	0.01	Other	0.04
Total	0.23	Total	0.10

  Net revenue increased in fourth quarter due primarily to higher revenues resulting from rate changes implemented during 2003, higher volumes in unbilled revenues, and increased fuel prices. Also, increased revenue from the competitive retail business led to higher net revenues quarter over quarter. Entergy's retail business is currently operating within ERCOT and as a start-up is generating revenues but has not yet achieved profitability. Year-to-date net revenue increased due primarily to higher revenues from rate changes, unbilled volume increases and competitive retail sales. Regulatory credits also increased, but were mostly offset by higher decommissioning expenses resulting from the implementation of SFAS 143. All of the year-to-date items were partially offset by the absence in 2003 of the impact of recording the ice storm settlement reached with the Arkansas Public Service Commission in 2002. This settlement resulted in previously deferred revenues at Entergy Arkansas per the Transition Cost Account mechanism being recorded in net revenue in second quarter 2002.

  Net revenue increased due primarily to higher revenues at Entergy Nuclear resulting from increased generation compared to fourth quarter 2002. There were three planned refueling outages in fourth quarter 2002 as compared to none in fourth quarter 2003.

  Decommissioning expense increased due to higher accretion expense on decommissioning liabilities resulting from implementation of SFAS 143, which is primarily offset by regulatory credits captured in net revenue to reflect anticipated recovery of these expenses.

  Other income (deductions) decreased due primarily to lower Gulf South Pipeline earnings, while higher earnings at Entergy-Koch Trading resulted in improved year-to-date results.

  Interest and dividend income decreased due primarily to lower decommissioning trust investment earnings driven by basis adjustments to various trust assets.

  Income statement line items are tax effected at the statutory rate. Any difference between the statutory and effective tax rate is reflected in the "Income taxes-other" line.

  Other operation & maintenance expense increased in fourth quarter due primarily to charges recorded in connection with the voluntary severance program. For the year 2003, other operation & maintenance expense decreased due to the absence of expenses recorded in 2002 as part of Entergy Arkansas' ice storm settlement, $(0.44), the effect of which was partially offset by the voluntary severance program charges.

  Other operation & maintenance expense increased in fourth quarter due primarily to charges recorded at Entergy Nuclear in connection with the voluntary severance program.

  Asset/contract impairments and restructuring charges at the Competitive Businesses primarily reflect prior year's impact of recording costs associated with impairment reserves related to certain non-nuclear wholesale assets.

  Cumulative effect of accounting change reflects the financial impact of the implementation of SFAS 143, the effect of which was originally recorded in first quarter 2003, an adjustment to which was recorded in fourth quarter 2003.

  Interest expense and other charges decreased due to the absence of debt associated with the Damhead Creek power plant in the UK.

  Other income (deductions) decreased due to a loss provision recorded in second quarter 2003, $(0.29), as a result of an unfavorable court decision in Texas on previously-disallowed River Bend construction costs.

  Depreciation/amortization expense increased due to the impact of the implementation of SFAS 143 as well as additional depreciation recorded on new plant investments.

  Nuclear refueling outage expense increased due to higher nuclear refueling outage amortization expense at Indian Point 2, Vermont Yankee and FitzPatrick where outages were completed in fourth quarter 2002, and Pilgrim and Indian Point 3, where outages were completed during second quarter 2003.

Tables 10 lists special items by business with quarter-to-quarter and year-to-date earnings per share comparisons. Table 11 reflects the same items in dollars so as to show the related impact on net income. Special items are those events that are not routine, are related to prior periods, or are related to discontinued businesses. Special items are included in as-reported earnings per share results consistent with generally accepted accounting principles (GAAP), but are excluded from operational earnings per share. As a result, operational earnings per share is considered a non GAAP measure. Entergy uses this measure internally in budgeting and performance monitoring activities to gauge business performance and the ongoing strength of each business segment. Entergy further believes this metric provides useful information to investors in evaluating Entergy's ongoing business results and assists investors in comparing the company's operating performance to the operating performance of others in the energy sector.

Table 10: Entergy Special Items [shown as positive / (negative) impact on earnings]
Fourth Quarter and Year-to-Date 2003 vs. 2002
(Per share in U.S. $)	Fourth Quarter			Year-to-Date
	2003	2002	$ Change	2003	2002	$ Change
U.S. Utility Special Items
River Bend loss provision	-	-	-	(0.29)	-	(0.29)
SFAS 143 implementation	-	-	-	(0.09)	-	(0.09)
Voluntary severance plan	(0.30)	-	(0.30)	(0.30)		(0.30)
Total	(0.30)	-	(0.30)	(0.68)	-	(0.68)
Parent & Other Special Items
Voluntary severance program	-	-	-	(0.01)	-	(0.01)
Total	-	-	-	(0.01)	-	(0.01)
Competitive Businesses Special Items
Entergy Nuclear
SFAS 143 implementation	(0.03)	-	(0.03)	0.67	-	0.67
Voluntary severance program	(0.22)	-	(0.22)	(0.22)	-	(0.22)
Energy Commodity Services
Gain on disposition of assets	-	0.14	(0.14)	-	0.23	(0.23)
Asset and contract impairments	-	(0.15)	0.15	-	(0.62)	0.62
Turbine commitment	-	-	-	-	(0.52)	0.52
Development costs	-	-	-	-	(0.09)	0.09
Restructuring costs	-	-	-	-	(0.17)	0.17
Total	(0.25)	(0.01)	(0.24)	0.45	(1.17)	1.62
Consolidated Special Items	(0.55)	(0.01)	(0.54)	(0.24)	(1.17)	0.93

Table 11: Entergy Special Items [shown as positive / (negative) impact on earnings]
Fourth Quarter and Year-to-Date 2003 vs. 2002
(U.S. $ in millions)	Fourth Quarter			Year-to-Date
	2003	2002	$ Change	2003	2002	$ Change
U.S. Utility Special Items
River Bend loss provision	-	-	-	(65.6)	-	(65.6)
SFAS 143 implementation	-	-	-	(21.3)	-	(21.3)
Voluntary severance program	(70.1)	-	(70.1)	(70.1)	-	(70.1)
Total	(70.1)	-	(70.1)	(157.0)	-	(157.0)
Parent & Other Special Items
Voluntary severance program	(0.9)	-	(0.9)	(0.9)	-	(0.9)
Total	(0.9)	-	(0.9)	(0.9)	-	(0.9)
Competitive Businesses Special Items
Entergy Nuclear
SFAS 143 implementation	(5.8)	-	(5.8)	154.4	-	154.4
Voluntary severance program	(51.8)	-	(51.8)	(51.8)	-	(51.8)
Energy Commodity Services
Gain on disposition of assets	-	31.4	(31.4)	0.7	52.3	(51.6)
Asset impairments	-	(33.0)	33.0	-	(141.9)	141.9
Turbine commitment	-	-	-	-	(117.2)	117.2
Development costs	-	-	-	-	(21.3)	21.3
Restructuring costs	-	-	-	-	(39.0)	39.0
Total	(57.6)	(1.6)	(56.0)	103.3	(267.1)	370.4
Consolidated Special Items	(128.6)	(1.6)	(127.0)	(54.6)	(267.1)	212.5

VI. Cash and Liquidity

Entergy generated $830 million in operating cash in fourth quarter 2003, an increase of $318 million compared to fourth quarter 2002. Higher revenues and the absence of refueling outage costs at Entergy Nuclear, and a $25 million dividend received from Entergy-Koch, LP, all contributed to the increase. In addition, decreased levels of working capital increased cash flow in fourth quarter 2003 compared to the same period last year. Full year operating cash flow totaled $2 billion, slightly above Entergy's previous full-year projection.

Table 12 provides operating cash flow information with quarter-to-quarter and year-to-date comparisons for Utility, Parent & Other, Entergy Nuclear, and Energy Commodity Services. Amounts shown include the impact of cash payments made between companies as a result of the Entergy Tax Allocation agreement.

Table 12: Entergy Corporation Operating Cash Flow
Fourth Quarter and Year-to-Date 2003 vs. 2002
(U.S. $ in millions)
	Fourth Quarter			Year-to-Date
	2003	2002	$ Change	2003	2002	$ Change

U.S. Utility, Parent & Other	825	468	357	1,934	1,904	30
Entergy Nuclear	(15)	(22)	7	183	282	(99)
Energy Commodity Services (r)	20	66	(46)	(111)	(4)	(107)
Total Operating Cash Flow	830	512	318	2,006	2,182	(176)

    Energy Commodity Services' operating cash flow includes contributions from Entergy's investment in Entergy-Koch, LP that are recognized in Entergy Corporation's financial statements (such as dividends received and taxes paid).

    At the end of fourth quarter 2003, Entergy's combined cash balance and unused capacity on bank revolvers totaled more than $2.2 billion, comprised of $692 million of cash and cash equivalents and unused revolver capacity of $1.55 billion at the Parent and Utility subsidiaries.

    As detailed in Table 13, Entergy expects to have significant cash available through 2006 for three potential uses: investments in new businesses or assets, repayment of debt or equity, and dividend increases. Sources shown on the table include $1.8 billion of new debt that Entergy believes it could issue in association with new investments while maintaining a net debt ratio of 50% or less. This amount could vary depending upon the type of new investment and the credit market environment.

    Table 13 provides a summary of projected sources and uses of cash for the period from January 1, 2004 through the end of 2006.

Table 13: Entergy Corporation Projected Sources and Uses of Cash January 1, 2004 through 2006
(U.S. $ in billions)		1/01/04 - 12/31/06
Beginning cash at 1/1/04		0.7
Entergy Corp. credit revolver - unused portion	1.5
Planned refinancings	1.0
New debt capacity	1.8
Total financings		4.3
Operating cash flow		5.6
Total sources		10.6
Debt maturities		1.1
Capital expenditures		4.2
Dividends		1.3
Targeted liquidity		0.8
Total uses		7.4
Net Liquidity Available for New Investment, Debt/Equity Repayment, Dividend Increases		3.2

  VII. Financial Measures

  As-reported net margin was 10.08 percent, an increase of nearly 3 percentage points over 2002, while operational net margin improved slightly over last year to 10.67 percent. Return on equity, on an as-reported basis, increased by more than 3 percentage points to 11.25 percent while operational return on equity exceeded 11.9 percent.

  Entergy's capital structure remains within the target range of 45 to 50 percent net debt to net capital. Entergy's off-balance sheet debt, exclusive of operating leases, equals $414 million and constitutes less than 3 percent of total capitalization.

  Table 14 provides a summary of financial measures with quarter-to-quarter and year-to-date comparisons. Financial measures in the table include those prepared in accordance with generally accepted accounting principles, (GAAP), as well as non-GAAP measures. Non-GAAP measures are included in order to remove the effect of non-recurring special items from commonly used financial metrics. Entergy uses these non-GAAP measures internally in budgeting and performance monitoring activities to gauge business performance and the ongoing strength of each business segment. Entergy further believes these measures provide useful information to investors in evaluating Entergy's ongoing business results and assists investors in comparing the company's operating performance to the operating performance of others in the energy sector.

Table 14: Entergy Corporation Key Financial Performance and Flexibility Measures (s)
Fourth Quarter 2003 vs. 2002 (see appendix D for definitions of certain measures)
	Fourth Quarter
For 12 months ending December 31	2003	2002	Change
Return on average invested capital - as-reported	7.37%	5.79%	1.58%
Return on average invested capital - operational*	7.69%	7.37%	0.32%
Return on average common equity - as-reported	11.25%	7.84%	3.41%
Return on average common equity - operational*	11.91%	11.33%	0.58%
Net margin - as-reported	10.08%	7.22%	2.86%
Net margin - operational*	10.67%	10.43%	0.24%
Cash flow interest coverage	5.05	4.92	0.13
Book value per share	$37.74	$35.24	$2.50
End of period shares outstanding (millions)	228.9	222.4	6.5

As of December 31 ($ in millions)	2003	2002	Change
Revolver capacity	1,553	1,018	535
Total gross liquidity*	2,245	2,353	(108)
Total debt	8,287	8,588	(301)
Off-balance sheet liabilities:
Project debt	-	-	-
Debt of joint ventures - Entergy's share	414	409	5
Leases - Entergy's share	501	395	106
Total off-balance sheet liabilities	915	804	111
Net debt to net capital ratio*	45.8%	46.3%	(0.5%)
Net debt ratio including off-balance sheet liabilities*	48.6%	48.9%	(0.3%)

  Non-GAAP measures are identified with an * in the above table.

VIII. Capital Expenditures

Entergy's capital plan from 2004 through 2006 includes $4.2 billion for investment; $2.7 billion of this amount is associated with capital projects that maintain Entergy's existing assets. Approximately $0.7 billion of the remaining amount is associated with previously identified investments such as the steam generator replacement at Arkansas Nuclear One Unit 1, nuclear plant power uprates at Entergy Nuclear and Utility, the purchase of the Perryville plant, and a previously deferred equity investment for Entergy's interest in Entergy-Koch. The remaining $0.8 billion includes planned capital expenditures associated with future investments in generation supply assets, various transmission upgrades, environmental compliance expenditures, and other miscellaneous projects.

Table 15 provides a summary of planned capital expenditures for the period 2004 through 2006.

Table 15: Entergy Corporation Planned Capital Expenditures
2004-2006
($ in billions)	2004	2005	2006	Total
Maintenance capital
U. S. Utility	0.8	0.8	0.8	2.4
Entergy Nuclear	0.1	0.1	0.1	0.3
Energy Commodity Services	-	-	-	-
Subtotal	0.9	0.9	0.9	2.7
Other capital commitments
U. S. Utility (t)	0.6	0.5	0.2	1.3
Entergy Nuclear	0.1	-	-	0.1
Energy Commodity Services	0.1	-	-	0.1
Subtotal	0.8	0.5	0.2	1.5
Total Planned Capital Expenditures	1.7	1.4	1.1	4.2

(t) Includes costs associated with the competitive retail business.

IX. Debt Refinancing

During 2003, Entergy completed debt refinancings of 2004 maturities totaling $742 million for Utility and $595 million for Parent. As a result, the average Utility coupon declined to 6 percent from almost 6.5 percent, and average maturity of the Utility's debt portfolio was extended to 13 years. In addition, Parent senior notes in the amount of $535 million were privately placed in 2003.

Table 16 provides details on Entergy's scheduled maturities as of December 31, 2003.

Table 16: Entergy Corporation and Subsidiaries Debt Maturity Schedule (u)
($ in millions)
Maturities as of December 31, 2003	2004	2005	2006	2007-2008	2009+	Total
U. S. Utility	450	355	28	1,254	4,235	6,322
Parent	0	60	-	272	568	900
Entergy Nuclear	74	72	76	100	193	515
Energy Commodity Services	-	-	-	-	-	-
Total	524	487	104	1,626	4,996	7,737

(u) Long-term debt, including current portion.

X. Earnings Guidance

"Fourth quarter 2003 completed another excellent year of financial performance for Entergy," said C. John Wilder, Entergy's chief financial officer. "Our business fundamentals are solidly in place and we have a clear line of sight on the challenging but achievable financials goals we've established for 2004 and beyond. The foundation we've built and the financial discipline we've established give us confidence in our ability to achieve as-reported and operational earnings guidance for 2004 in the range of $4.10 to $4.30 per share."

Entergy's 2004 earnings guidance is detailed in Table 17 below, with 2003 actual results as its starting point. Earnings guidance for 2004 reflects the impact of the cessation of Entergy's disproportionate sharing of income from the Entergy-Koch, LP venture. Effective January 1, 2004, Entergy's share of income from the partnership is expected to be 50 percent, consistent with its ownership interest. In contrast to 2003 guidance, the 2004 guidance table combines results from the Utility with Parent & Other to better reflect the way Entergy views and manages these businesses. Key assumptions reflected in the earnings ranges are as follows:

  Approximately 65 percent of 2004 earnings are expected from the Utility, Parent & Other. Earnings guidance is based on existing rate plans, including the full-year impact of the rate increase put into effect June 3, 2003 at Entergy New Orleans. Incremental revenues expected in 2004 are also the result of sales growth in the 1.5 to 2.0 percent range. Earnings will also benefit from decreased interest expense and lower O&M expense driven by previously completed refinancings and productivity improvements at the Utility. Increases in depreciation and other expenses are expected to partially offset these earnings improvements at Utility.

  More than 25 percent of 2004 earnings are expected from Entergy Nuclear. Increased revenues will be generated by an approximate $1 increase in the pricing of power purchase agreements, which is expected to average about $38 in 2004. A year-over-year increase in revenues will also be driven by 46 MW of power uprates completed during 2003 and the absence of the impact of the 2003 blackout of approximately $10 million. Lower O&M expense driven by productivity improvements will also increase EN earnings. The capacity factor assumption for the fleet ranges from 92 to 95 percent, and includes planned refueling outages at Vermont Yankee in spring 2004, and at FitzPatrick and Indian Point 2 in fall 2004. Finally, increased revenues will come from the services contract, signed in September 2003, for the Cooper Nuclear Station.

  Energy Commodity Services' guidance is based on a 50 percent contribution from Entergy-Koch, consistent with Entergy's ownership share. The guidance range also reflects conservative expectations for trading, lower pricing for the non-nuclear wholesale assets business, and modest year-over-year pipeline growth which reflects higher transportation rates and lower operation and maintenance expenses.

Table 17: 2004 Earnings Per Share Guidance
(Per share in U.S. $)

	2003 Earnings Per Share	Operational/Special Item Changes in 2004	Range of Impact		2004 Guidance Range

Utility, Parent & Other
As-Reported	1.93
Less Special Items	(0.69)	Operational items:
Operational	2.62	Increased revenue due to the full year impact of rate actions	0.04	0.04
		Increased revenue due to sales growth of 1.5% to 2.0%	0.15	0.20
		Decreased 0&M expense (productivity improvements partially offset by inflationary increases)	0.02	0.03
		Decreased interest expense	0.10	0.12
		Increased depreciation expense, other	(0.18)	(0.16)
		Total Operational	0.13	0.23	2.75	2.85
		Special items:
		None
		Total As-reported	-	-	2.75	2.85
Entergy Nuclear
As-Reported	1.30
Less Special Items	0.45	Operational items:
Operational	0.85	Increased revenue from higher contract pricing	0.09	0.10
		Increased revenue due to higher MWhs produced from uprates and no blackout, offset by more refueling outages	0.03	0.04
		Decreased O&M expense from productivity improvements	0.10	0.13
		New services contracts	0.03	0.03
		Total Operational	0.25	0.30	1.10	1.15
		Special items:
		None
		Total As-reported	-	-	1.10	1.15
Energy Commodity Services
As-Reported	0.78	Operational items:
Less Special Items	-	Decreased contribution from Entergy-Koch (v)	(0.38)	(0.38)
Operational	0.78	Increased losses from non-nuclear wholesale assets	(0.03)	(0.01)
		Conservative commodity trading results	(0.15)	(0.13)
		Increased income from pipeline growth	0.03	0.04
		Total Operational	(0.53)	(0.48)	0.25	0.30
		Special items:
		None
		Total As-reported	-	-	0.25	0.30
Consolidated Total

As-Reported	4.01
Less Special Items	(0.24)
Operational	4.25	Total Operational for 2004	(0.15)	0.05	4.10	4.30

		Total As-reported for 2004	-	-	4.10	4.30
  Reflects elimination of disproportionate sharing, equivalent to $0.38/share in 2003.

XI. Long-term Aspirations

One of Entergy's financial aspirations is to deliver near-term earnings growth of 8-10 percent, comprised of 6 percent intrinsic growth and 2-4 percent growth from asset acquisitions. Entergy acknowledges that this goal is only reasonably achievable if additional investments are made. Entergy has consistently maintained a disciplined policy that requires new investments to exceed (on an ex ante basis) the incremental average project cost of capital while maintaining corporate credit metrics. Capital is expected to be available to fund additional investments consistent with Entergy's credit objectives.

Over the long term, Entergy aspires to deliver earnings growth of 5-6 percent, equal to top-quartile industry growth over the last 20 years. Entergy's other financial aspirations include achieving a return of 9 percent on average invested capital in the near term, and 10 percent in the long term; achieving a single A credit rating over the long term by maintaining or improving its 45-50 percent net debt to net capital ratio and 4 times or better interest coverage; and growing the dividend annually, consistent with progress made toward the achievement of all financial aspirations.

XII. Appendices

The four appendices that follow provide additional detail on historical statistics, regulatory cases and definitions. Appendix A provides a summary of quarterly performance measures for the years 2002 and 2003 by quarter and for the full year. Appendix B provides a summary of the key regulatory cases and events that are pending. Appendix C provides definitions of operational performance measures referenced in this release, while Appendix D provides definitions of financial performance measures referenced in this release.
Appendix A: Historical Performance Measures (see appendices C and D for definitions of measures) (w)
	1Q02	2Q02	3Q02	4Q02	1Q03	2Q03	3Q03	4Q03	FY02	FY03
Financial
EPS - as-reported ($)	-0.35	1.06	1.59	0.33	1.73	0.89	1.57	-0.17	2.64	4.01
Less - special items ($)	-1.15	-0.11	0.09	-0.01	0.61	-0.28	0.00	-0.55	-1.17	-0.24
EPS - operational ($)	0.80	1.17	1.50	0.34	1.12	1.17	1.57	0.38	3.81	4.25
Trailing Twelve Months
ROIC - as-reported (%)	5.63	5.44	5.44	5.79	8.65	8.02	8.05	7.37	5.79	7.37
ROIC - operational (%)	7.11	7.05	7.10	7.37	7.86	7.48	7.63	7.69	7.37	7.69
ROE - as-reported (%)	6.80	6.64	7.10	7.84	13.69	12.85	12.56	11.25	7.84	11.25
ROE - operational (%)	10.20	10.28	10.82	11.33	12.00	11.69	11.69	11.91	11.33	11.91
Cash Flow Interest Coverage	4.51	4.87	5.60	4.92	4.33	4.38	4.12	5.05	4.92	5.05
Net debt/net capital (%)	50.1	50.4	48.9	46.3	48.3	47.8	46.6	45.8	46.3	45.8
Utility
Generation in GWh	21,032	22,698	26,635	19,687	18,531	19,915	21,438	17,860	90,051	77,745
GWh billed
Residential	7,274	7,202	10,827	7,279	7,843	7,170	10,763	7,041	32,581	32,817
Commercial & Gov't	6,215	6,766	8,240	6,811	6,455	6,828	8,276	6,955	28,032	28,513
Industrial	9,590	10,294	10,839	10,248	9,324	9,556	9,975	9,782	41,018	38,637
O&M expense/MWh	$16.79	$23.87	$14.01	$23.84	$14.71	$19.30	$17.66	$31.58	$19.29	$21.54
Reliability
SAIFI	2.0	2.0	2.1	2.0	1.9	1.6	1.8	1.8	2.0	1.8
SAIDI	151	151	156	164	161	138	155	144	164	144
Nuclear
Net MW in operation	3,445	3,445	3,955	3,955	3,955	3,955	4,001	4,001
Avg. realized price per MWh	$37.14	$39.88	$42.59	$40.49	$38.28	$39.78	$40.67	$38.54
Production cost per MWh	$19.62	$19.40	$19.82	$22.18	$23.54	$20.85	$20.03	$17.15	$20.20	$20.32
Generation in GWh	7,509	7,449	8,152	6,843	8,093	7,337	8,246	8,702	29,953	32,379
Capacity factor	100.3%	98.5%	96.8%	78.0%	93.7%	84.1%	93.6%	98%	93%	92%
Energy Commodity Services
Entergy-Koch Trading
Electricity volatility (%)	39	51	57	41	86	52	34	50	48	59
Gas volatility (%)	79	54	58	50	91	45	39	60	61	62
Gain/loss days	2.1	1.7	2.0	1.3	1.3	1.4	1.7	1.5	1.8	1.5
Gulf South Pipeline
Throughput (Bcf/d)	2.66	2.31	2.27	2.22	2.20	1.90	1.84	1.99	2.40	1.99
Production cost ($)	0.077	0.096	0.096	0.113	0.113	0.138	0.171	0.172	0.094	0.146

(w) As-reported metrics are computed in accordance with GAAP as they include all components of net income, including special items. Operational metrics are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items. A reconciliation of operational earnings per share to as-reported earnings per share is provided in Table 1 of this release.

Appendix B: Regulatory Summary
Fourth Quarter 2003
Company/Proceeding	Authorized ROE	Pending Cases/Events
Retail Rate Regulation
Entergy Arkansas	11.0%	No cases pending. Next filing likely to come in connection with steam generator replacement at ANO in mid-2005.

Entergy Gulf States - TX	10.95%

Base rates frozen since Settlement order issued in June 1999. Freeze will extend until the start of retail open access, which is scheduled to occur in early 2005. Final FERC approval for market protocols was received in December 2003. A number of activities must be completed to achieve this date including ruling on independence of transmission authority, restart of pilot program, and completion of EGSI Business Separation Plan. The PUCT considered whether or not to delay further efforts to establish retail open access in the Entergy Settlement Area of Texas in view of the recent suspension of efforts to establish the SeTrans RTO and decided to continue the independence proceeding on the path to retail open access. If in the future, the PUCT chooses to not support retail open access, EGSI will file for new rates and/or pursue other options for increasing its revenues.

Entergy Gulf States - LA	11.1%

The 9th revenue review (2002) and prospective revenue study are currently pending before the LPSC. EGSI's initial filing included an $11.5 million rate reduction which was implemented in June 2002. In late 2003, EGSI filed to update the test year to 2002, resulting in a $23 million revenue deficiency. The LPSC staff subsequently filed Surrebuttal testimony in January 2004 which recommended a $30 million refund and a prospective rate reduction of approximately $50 million. EGSI plans to propose a $32 million pro forma adjustment to include revenue requirements associated with the Perryville power purchase agreement. Additional testimony by staff and the company will be filed in first quarter 2004. Hearings are scheduled for May 2004.

Entergy Louisiana	11.3%

ELI filed for a $167 million base rate increase on January 9, 2004. Filing included a 2002 test year and requested recovery of costs associated with generation supply plan initiatives, reliability and service improvement investments, and other rate adjustments associated with current test year costs. Requested ROE is 11.4%. No procedural schedule has been set. The LPSC has one year from filing date to render a decision. In conjunction with the Commission staff, ELI continues to pursue the development of a generation incentive structure.

Entergy Mississippi	10.64%-12.86%

Annual formula rate plan is in place based upon a December 2002 order by the MPSC which approved a $48.2 million rate increase and an ROE mid point of 11.75%. The ROE midpoint can increase or decrease by as much as 100 basis points based upon the achievement of various performance incentives. Entergy Mississippi is allowed to earn within a bandwidth of the ROE mid point (as adjusted for performance incentives) plus or minus approximately 110 basis points. If Entergy Mississippi earns above or below the bandwidth range, rates will be adjusted on a prospective basis by 50% of any overage or shortfall. EMI will make its next formula rate plan filing in March 2004.

Entergy New Orleans	10.25% - 13.25%

Effective June 2003 the New Orleans City Council approved a $30.2 million rate increase and a ROE mid point of 11.25% under a 2 year formula rate plan. In addition, Entergy New Orleans could realize a ROE of up to 13.25% on electric operations based on a generation performance-based rate calculation in its fuel adjustment clause.

Wholesale Rate Regulation (FERC)
System Energy Resources, Inc.	10.94%	ROE approved by July 2001 FERC order. No cases pending.

System Agreement	NA

Proceeding initiated by the LPSC and the City of New Orleans (who has since withdrawn) was requesting a reallocation of production costs among the utility operating subsidiaries. Entergy believes the current methodology of cost allocation under the agreement is appropriate. Hearings occurred in August 2003 and settlement discussions began in September. The FERC administrative law judge (ALJ) issued "general determinations" in January 2004 that do not require full production cost equalization nor reallocation of existing generating resources. Settlement discussions continue with all parties. An initial decision by the ALJ is expected in first quarter 2004 with a final decision expected in third quarter 2004.

Affiliate Transactions	NA

Eight purchase power agreements covering five generating sources from Entergy affiliates for supplies of power to ELI and ENOI are being reviewed by FERC. Certain of the contracts became effective on June 1, 2003, subject to refund. The process used to award the contracts is being challenged by various parties at FERC. The current procedural schedule calls for hearings in April 2004 with an initial FERC decision during third quarter 2004.

Alternative Transmission Structure	NA

In response to the suspension in December 2003 of the SeTrans RTO effort, Entergy began work on an alternative transmission structure. Entergy will file for FERC approval by end of first quarter 2004. FERC must act within 60 days. Entergy's filing will include independent transmission oversight for certain elements of transmission service including calculation of transfer capacity, system studies and the weekly transmission procurement process. The filing will also include a request for transition to participant funding. Earliest effective date for operation of new structure would be early 2005.

Appendix C: Definitions of Operational Performance Measures
Utility
Generation in GWh	Total number of GWh produced by all Utility generation facilities
GWh billed	Total number of GWh billed to all retail customer classes
Operation & maintenance expense	Operation, maintenance and refueling expenses per MWh generated, excluding fuel
SAIFI	System average interruption frequency index; average number per customer per year
SAIDI	System average interruption duration index; average minutes per customer per year
Reliability complaints	Number of complaints to regulators concerning reliability issues
Number of customers	Year-to-date average number of customers
Safety	Number of accidents resulting in lost time work
Competitive Businesses
Planned TWh of generation

Amount of output expected to be generated by Entergy Nuclear for nuclear units, or by non-nuclear wholesale assets for fossil and wind units, considering plant operating characteristics, outage schedules, and expected market conditions which impact dispatch

Percent of planned generation sold forward

Percent of planned generation output sold forward under contracts, forward physical contracts or forward financial contracts (consistent with assumptions used in earnings guidance) that may or may not require regulatory approval

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not be liable to buyer for any damages
Unit-contingent with availability guarantees

Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm liquidated damages (LD)

Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset); if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract

Planned net MW in operation	Amount of capacity to be available to generate power considering uprates planned to be completed within the calendar year
Bundled energy & capacity contract	A contract for the sale of installed capacity and related energy, priced per megawatt-hour sold
Capacity contract

For Entergy Nuclear, a contract for the sale of the installed capacity product in regional markets managed by ISO New England and the New York Independent System Operator

For Energy Commodity Services, a contract for the sale of capacity and related energy, in which capacity and energy are priced separately

Average contract price per MWh or per kW per month	Price at which generation output and/or capacity is expected to be sold to third parties, given existing contract prices based on expected dispatch or capacity
Average contract revenue per MWh	Price at which the combination of generation output and capacity are expected to be sold to third parties, given existing contract prices based on expected dispatch
Entergy Nuclear
Net MW in operation	Installed capacity owned or operated by Entergy Nuclear
Average realized price per MWh	As-reported revenue per MWh generated for all non-utility nuclear operations
Production cost per MWh	Fuel and non-fuel operation and maintenance expenses according to accounting standards that directly relate to the production of electricity per MWh
Generation in GWh	Total number of GWh produced by all non-utility nuclear facilities
Capacity factor	Normalized percentage of the period that the plant generates power
Refueling outage duration	Number of days lost for scheduled refueling outage completed during the quarter
Entergy-Koch Trading
Electricity volatility

Average volatility of into-Cinergy power prices for the period. The changes in volatility numbers for the comparative prior-year periods are the result of a refinement of the definition of the initial month used in the time period selected over which the calculation of power and gas volatilities is measured

Gas volatility	Average volatility of Henry Hub spot prices for the period (See Electricity Volatility immediately above)
Electricity marketed (GWh)	Total physical GWh volumes marketed in the U.S. and Europe during the period
Gas marketed (Bcf/d)

Physical Bcf/d volumes marketed in the U.S. and Europe during the period. The changes in gas marketed numbers for the comparative prior-year periods are the result of an adjustment to the definition to represent only sales volumes consistent with industry standards and the addition of volumes traded in Europe

Gain/loss days	Ratio of days where aggregate trading gains exceeded trading losses across all commodities
Daily average earnings at risk

Daily value at risk in millions of dollars for the period using a 97.5% confidence level. This measure indicates that, if prices moved against the positions, the loss in neutralizing the portfolio would not be expected to exceed the calculated value at risk

Gulf South Pipeline
Throughput	Gas in Bcf/d transported by the pipeline during the period
Production cost	Cost in $/mmbtu associated with delivering gas, excluding gas expense

Financial measures defined in the below table include measures prepared in accordance with generally accepted accounting principles, (GAAP), as well as non-GAAP measures. Non-GAAP measures are included in this release in order to provide metrics that remove the effect of non-recurring financial impacts from commonly used financial metrics. Entergy uses these non-GAAP measures internally in budgeting and performance monitoring activities to gauge business performance and the ongoing strength of each business segment. Entergy further believes these measures provide useful information to investors in evaluating Entergy's ongoing business results and assists investors in comparing the company's operating performance to the operating performance of others in the energy sector.

Appendix D: Definitions of Financial Performance Measures
Financial Measures - GAAP
Return on average invested capital - as-reported	12-months rolling net income adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - as-reported	12-months rolling net income divided by average common equity
Net margin - as-reported	12-months rolling net income divided by 12 months rolling revenue
Cash flow interest coverage	12-months operating cash flow plus 12-months rolling interest paid, divided by interest expense
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Project debt	Financing at subsidiaries to support specific projects
Debt of joint ventures (Entergy share)	Debt issued for Entergy-Koch, LP and non-nuclear assets business joint ventures
Leases (Entergy share)	Operating leases held by subsidiaries capitalized at implicit interest rate
Total debt

For 2002, sum of short-term and long-term debt, and capital leases, less non-recourse debt, if any. For 2003, components revised to include company-obligated mandatorily redeemable preferred securities and preferred stock with sinking fund.

Financial Measures - non-GAAP
Operational net income	As-reported net income adjusted to exclude the impact of special items
Return on average invested capital - operational	12-months rolling operational net income adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - operational	12-months rolling operational net income divided by average common equity
Net margin - operational	12-months rolling operational net income divided by 12 months rolling revenue
Total gross liquidity	Sum of cash and revolver capacity
Net debt to net capital	Gross debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents
Net debt including off-balance sheet liabilities	Sum of gross debt and off-balance sheet debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents
Financial Measures - Other
Weather impact	That portion of earnings for the stated period attributable to variations in normal weather as calculated by the company using publicly available degree day data and internally developed analyses

Entergy's common stock is listed on the New York, Chicago, and Pacific exchanges under the symbol "ETR".

Additional investor information can be accessed on-line at
www.entergy.com/earnings

Teleconference and Webcast Details

Entergy's senior management team will host an earnings teleconference at 10:00 a.m. CDT, Monday, February 2, 2004. The call can be accessed by dialing 913-981-5532; the confirmation code is 611259. Please call no more than 15 minutes prior to the scheduled start time. The call can also be accessed and the presentation slides can be viewed via Entergy's web site at www.entergy.com/webcasts. A replay of the teleconference will be available for seven days following the teleconference by dialing 719-457-0820, confirmation code 553475. The replay will also be available on Entergy's web site at www.entergy.com/webcasts.

************************************************************************************************************************************

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: From time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and negotiations, including various performance-based rate discussions, and other regulatory decisions, including those related to Entergy's utility supply plan, Entergy's ability to reduce its operation and maintenance costs, particularly at its Non-Utility Nuclear generating facilities including the uncertainty of negotiations with unions to agree to such reductions, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities - particularly the ability to extend or replace the existing power purchase agreements for the Non-Utility Nuclear plants - and the prices and availability of power Entergy must purchase for its utility customers, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, Entergy-Koch's profitability in trading electricity, natural gas, and other energy-related commodities, resolution of pending investigations of Entergy-Koch's past trading practices, changes in the number of participants in the energy trading market, and in their creditworthiness and risk profile, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt and to fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, changes in inflation and interest rates, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, volatility and changes in markets for electricity, natural gas, and other energy-related commodities, changes in utility regulation, including the beginning or end of retail and wholesale competition, the ability to recover net utility assets and other potential stranded costs, and the establishment of a regional transmission organization, changes in regulation of nuclear generating facilities and nuclear materials and fuel, including possible shutdown of Indian Point or other nuclear generating facilities, changes in law resulting from proposed federal energy legislation, changes in environmental, tax, and other laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, and other substances, the economic climate, and particularly growth in Entergy's service territory, variations in weather, hurricanes, and other disasters, advances in technology, the potential impacts of threatened or actual terrorism and war, the success of Entergy's strategies to reduce taxes, the effects of litigation, changes in accounting standards, changes in corporate governance and securities law requirements and Entergy's ability to attract and retain talented management and directors.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2003
(Dollars in thousands)
(Unaudited)

        U.S.       Parent &    Competitive  Eliminations   Consolidated
            Utilities     Other       Businesses
      ASSETS

CURRENT ASSETS
 Cash and cash equivalents:
    Cash                                              $   92,329     $ 5,591     $  17,191      $      -     $  115,112
    Temporary cash investments - at cost,
    which approximates market                            308,465      96,431       171,916             -        576,813
    Special deposits                                           -         312            (4)            -            308
           -----------  ----------   -----------   -----------    -----------
     Total cash and cash equivalents                     400,794     102,334       189,103             -        692,233
           -----------  ----------   -----------   -----------    -----------
Other temporary investments                               39,672      10,328             -             -         50,000
Notes receivable                                              15     514,565       379,275      (892,125)         1,730
Accounts receivable:
   Customer                                              382,550      15,541             -             -        398,091
   Allowance for doubtful accounts                       (22,843)     (2,633)         (500)            -        (25,976)
   Associated companies                                      707      92,722       (33,248)      (60,181)             -
   Other                                                 105,498       3,230       138,097             -        246,824
   Accrued unbilled revenues                             369,660      15,201             -             -        384,860
           -----------  ----------   -----------   -----------    -----------
     Total receivables                                   835,572     124,061       104,349       (60,181)     1,003,799
Deferred fuel costs                                      245,973           -             -             -        245,973
Accumulated deferred income taxes                         16,310         106             -       (16,416)             -
Fuel inventory - at average cost                         108,542           -         1,922            18        110,482
Materials and supplies - at average cost                 343,601          64       205,256             -        548,921
Deferred nuclear refueling outage costs                   41,998           -        96,838             -        138,836
Prepayments and other                                     84,783      10,260        32,226             -        127,270
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,117,260     761,718     1,008,969      (968,704)     2,919,244
           -----------  ----------   -----------   -----------    -----------

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                         211   9,777,153     1,081,462    (9,805,497)     1,053,328
Decommissioning trust funds                              953,314           -     1,325,219             -      2,278,533
Non-utility property - at cost (less accumulated
    depreciation)                                        169,152      92,853           380             -        262,384
Other                                                    133,161      67,465        56,355             -        256,981
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  1,255,838   9,937,471     2,463,416    (9,805,497)     3,851,226
           -----------  ----------   -----------   -----------    -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                              26,422,327      16,507     1,597,065             -     28,035,899
Property under capital lease                             751,815           -             -             -        751,815
Natural gas                                              236,191         432             -             -        236,622
Construction work in progress                            953,524      29,002       402,405        (3,949)     1,380,982
Nuclear fuel under capital lease                         278,683           -             -             -        278,683
Nuclear fuel                                              18,911           -       215,511             -        234,421
           -----------  ----------   -----------   -----------    -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                   28,661,451      45,941     2,214,981        (3,949)    30,918,422
Less - accumulated depreciation and amortization      12,373,022       6,396       194,553             -     12,573,971
           -----------  ----------   -----------   -----------    -----------
PROPERTY, PLANT AND EQUIPMENT - NET                   16,288,429      39,545     2,020,428        (3,949)    18,344,451
           -----------  ----------   -----------   -----------    -----------

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                      663,653           -             -             -        663,653
    Unamortized loss on reacquired debt                  164,366           -             -             -        164,366
    Other regulatory assets                            1,212,071           -             -             -      1,212,071
  Long-term receivables                                   20,886           -             -             -         20,886
  Goodwill                                               374,099           -         3,073             -        377,172
  Other                                                  269,408     562,667       752,814      (646,874)       938,015
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,704,483     562,667       755,887      (646,874)     3,376,163
           -----------  ----------   -----------   -----------    -----------
TOTAL ASSETS                                         $22,366,010 $11,301,401   $ 6,248,700  $(11,425,024)   $28,491,084
           ===========  ==========   ===========   ===========    ===========
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2003
(Dollars in thousands)
(Unaudited)

        U.S.       Parent &    Competitive  Eliminations   Consolidated
            Utilities     Other       Businesses
     LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                    $   450,157    $      -    $   74,215    $        -     $  524,372
Notes payable:
  Associated companies                                         -     402,765       489,101      (891,865)             -
  Other                                                       47           -           304             -            351
Account payable:
  Associated companies                                    18,327      66,011       (33,775)      (50,562)             -
  Other                                                  643,419      27,421       125,732             -        796,572
Customer deposits                                        198,486         970           164             -        199,620
Taxes accrued                                             83,815     252,461       (97,654)            -        238,623
Accumulated deferred income taxes                              -           -        39,379       (16,417)        22,963
Nuclear refueling outage costs                             8,238           -             -             -          8,238
Interest accrued                                         128,229       8,912         2,462             -        139,603
Obligations under capital leases                         159,978           -             -             -        159,978
Other                                                     60,159       3,995       151,607       (10,160)       205,600
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  1,750,855     762,535       751,535      (969,004)     2,295,920
           -----------  ----------   -----------   -----------    -----------

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued    4,549,166      24,110        89,834             -      4,663,110
Accumulated deferred investment tax credits              420,248           -             -             -        420,248
Obligations under capital leases                         153,897           -             1             -        153,898
Other regulatory liabilities                             291,239           -             -             -        291,239
Decommisioning                                         1,504,087           -       711,403             -      2,215,490
Transition to competition                                 79,098           -             -             -         79,098
Regulatory reserves                                       69,528           -             -             -         69,528
Accumulated provisions                                   352,904       1,671       152,386             -        506,960
Long-term debt                                         5,871,552     949,737       519,572      (128,622)     7,212,240
Preferred stock with sinking fund                         20,852           -             -             -         20,852
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures       215,000           -             -             -        215,000
Other                                                  1,306,353     163,369       460,059      (554,439)     1,375,342
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                 14,833,924   1,138,887     1,933,255      (683,061)    17,223,005
           -----------  ----------   -----------   -----------    -----------

Preferred stock without sinking fund                     334,337           -           532          (532)       334,337
           -----------  ----------   -----------   -----------    -----------

SHAREHOLDERS' EQUITY

  Common stock                                         2,225,870      (9,128)    1,451,699    (3,665,959)         2,482
       Authorized shares  500,000,000
       Issued shares CY  248,174,087
  Paid-in capital                                      1,784,122   5,798,142     1,406,453    (4,285,784)     4,702,932
  Retained earnings                                    1,546,755   4,173,127       767,252    (1,984,626)     4,502,508
  Accumulated other comprehensive income (loss)           10,147      (1,010)      (18,710)          626         (8,948)
  Less - treasury stock, at cost                         120,000     561,152        43,316      (163,316)       561,152
       Shares CY  19,276,445
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  5,446,894   9,399,979     3,563,378    (9,772,427)     8,637,822
           -----------  ----------   -----------   -----------    -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $22,366,010 $11,301,401    $6,248,700  $(11,425,024)   $28,491,084
           ===========  ==========   ===========   ===========    ===========

* Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2002
(Dollars in thousands)
(Unaudited)

        U.S.       Parent &    Competitive  Eliminations   Consolidated
            Utilities     Other       Businesses
      ASSETS

CURRENT ASSETS
 Cash and cash equivalents:
    Cash                                              $  118,625     $ 5,011     $  46,152      $      -     $  169,788
    Temporary cash investments - at cost,
    which approximates market                            969,077      24,518       171,665             -      1,165,260
    Special deposits                                           -          31           249             -            280
           -----------  ----------   -----------   -----------    -----------
     Total cash and cash equivalents                   1,087,702      29,560       218,066             -      1,335,328
           -----------  ----------   -----------   -----------    -----------
Other temporary investments                                    -           -             -             -              -
Notes receivable                                              13     501,161       403,393      (902,490)         2,078
Accounts receivable:
   Customer                                              321,942       1,273             -             -        323,215
   Allowance for doubtful accounts                       (24,421)     (2,364)         (500)            -        (27,285)
   Associated companies                                   19,907     159,628      (137,646)      (41,889)             -
   Other                                                 112,438       1,083       131,100             -        244,621
   Accrued unbilled revenues                             318,101       1,032             -             -        319,133
           -----------  ----------   -----------   -----------    -----------
     Total receivables                                   747,967     160,652        (7,046)      (41,889)       859,684
Deferred fuel costs                                       55,653           -             -             -         55,653
Accumulated deferred income taxes                         14,872          18             -       (14,890)             -
Fuel inventory - at average cost                          94,183           -         2,266            18         96,467
Materials and supplies - at average cost                 333,977          25       191,898             -        525,900
Deferred nuclear refueling outage costs                   51,541           -       112,106             -        163,646
Prepayments and other                                    131,092       3,557        32,176             -        166,827
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,517,000     694,973       952,859      (959,251)     3,205,583
           -----------  ----------   -----------   -----------    -----------

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                         214   8,897,127       823,996    (8,897,127)       824,209
Decommissioning trust funds                              839,405           -     1,229,793             -      2,069,198
Non-utility property - at cost (less accumulated
    depreciation)                                        222,519      74,204           571             -        297,294
Other                                                     21,084      33,677       559,378      (343,249)       270,889
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  1,083,222   9,005,008     2,613,738    (9,240,376)     3,461,590
           -----------  ----------   -----------   -----------    -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                              25,226,879       8,498     1,554,161             -     26,789,538
Property under capital lease                             746,624           -             -             -        746,624
Natural gas                                              209,913          57             -             -        209,969
Construction work in progress                            797,128      27,927       411,786        (3,949)     1,232,891
Nuclear fuel under capital lease                         259,433           -             -             -        259,433
Nuclear fuel                                              24,475           -       239,134             -        263,609
           -----------  ----------   -----------   -----------    -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                   27,264,452      36,482     2,205,081        (3,949)    29,502,064
Less - accumulated depreciation and amortization      12,140,375       4,703       162,035             -     12,307,112
           -----------  ----------   -----------   -----------    -----------
PROPERTY, PLANT AND EQUIPMENT - NET                   15,124,077      31,779     2,043,046        (3,949)    17,194,952
           -----------  ----------   -----------   -----------    -----------

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                      844,105           -             -             -        844,105
    Unamortized loss on reacquired debt                  155,161           -             -             -        155,161
    Other regulatory assets                              738,328           -             -             -        738,328
  Long-term receivables                                   24,703           -             -             -         24,703
  Goodwill                                               374,099           -         3,073             -        377,172
  Other                                                  213,430     492,721       779,032      (538,809)       946,375
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,349,827     492,721       782,105      (538,809)     3,085,844
           -----------  ----------   -----------   -----------    -----------
TOTAL ASSETS                                         $21,074,127 $10,224,481   $ 6,391,748  $(10,742,385)   $26,947,969
           ===========  ==========   ===========   ===========    ===========
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2002
(Dollars in thousands)
(Unaudited)

        U.S.       Parent &    Competitive  Eliminations   Consolidated
            Utilities     Other       Businesses
     LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                    $ 1,110,741    $      -    $   80,579    $        -     $1,191,320
Notes payable:
  Associated companies                                         -     421,155       482,447      (903,602)             -
  Other                                                       47           -           304             -            351
Account payable:
  Associated companies                                   (11,912)    150,651      (102,580)      (36,160)             -
  Other                                                  704,964      17,729       132,752             -        855,446
Customer deposits                                        198,100         179           163             -        198,442
Taxes accrued                                             75,044      25,943       284,328             -        385,315
Accumulated deferred income taxes                              -           -        41,359       (14,890)        26,468
Nuclear refueling outage costs                            14,244           -             -             -         14,244
Interest accrued                                         165,903       3,138         6,399             -        175,440
Obligations under capital leases                         153,822           -             -             -        153,822
Other                                                     68,830      12,844        98,147        (8,479)       171,341
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,479,784     631,639     1,023,898      (963,131)     3,172,189
           -----------  ----------   -----------   -----------    -----------

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued    4,512,358      11,245      (272,804)            -      4,250,800
Accumulated deferred investment tax credits              447,925           -             -             -        447,925
Obligations under capital leases                         155,934           -             9             -        155,943
Other regulatory liabilities                             185,579           -             -             -        185,579
Decommisioning                                           302,202           -     1,263,796             -      1,565,997
Transition to competition                                 79,098           -             -             -         79,098
Regulatory reserves                                       56,438           -             -             -         56,438
Accumulated provisions                                   299,462       1,679        88,726             -        389,868
Long-term debt                                         5,542,438     915,611       697,352       (68,402)     7,086,999
Preferred stock with sinking fund                         24,327           -             -             -         24,327
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures       215,000           -             -             -        215,000
Other                                                  1,044,074     103,273       503,199      (505,314)     1,145,232
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                 12,864,834   1,031,808     2,280,278      (573,716)    15,603,206
           -----------  ----------   -----------   -----------    -----------

Preferred stock without sinking fund                     334,337           -        91,940       (91,940)       334,337
              -----------  ----------   -----------   -----------    -----------

SHAREHOLDERS' EQUITY

  Common stock                                         2,225,870       1,360     1,696,327    (3,921,075)         2,482
       Authorized shares  500,000,000
       Issued shares CY  248,174,087
  Paid-in capital                                      1,784,097   5,757,779     1,030,284    (3,905,407)     4,666,753
  Retained earnings                                    1,500,609   3,553,724       337,699    (1,453,338)     3,938,693
  Accumulated other comprehensive income (loss)            4,595      (4,498)      (25,362)        2,906        (22,360)
  Less - treasury stock, at cost                         120,000     747,331        43,316      (163,316)       747,331
       Shares CY  25,752,410
           -----------  ----------   -----------   -----------    -----------
TOTAL                                                  5,395,171   8,561,034     2,995,632    (9,113,598)     7,838,237
           -----------  ----------   -----------   -----------    -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $21,074,127 $10,224,481    $6,391,748  $(10,742,385)   $26,947,969
           ===========  ==========   ===========   ===========    ===========

* Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2003 vs December 31, 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

            U.S.     Parent &  Competitive Eliminations   Consolidated
         Utilities   Other     Businesses
     ASSETS
CURRENT ASSETS

 Cash and cash equivalents:
    Cash                                                    $(26,296)  $    580   $ (28,961)    $       -    $ (54,676)
    Temporary cash investments - at cost,
    which approximates market                               (660,612)    71,913         251             -     (588,447)
    Special deposits                                               -        281        (253)            -           28
        ----------- ----------  ----------   -----------  -----------
      Total cash and cash equivalents                       (686,908)    72,774     (28,963)            -     (643,095)
        ----------- ----------  ----------   -----------  -----------
Other temporary investments                                   39,672     10,328           -             -       50,000
Notes receivable                                                   2     13,404     (24,118)       10,365         (348)
Accounts receivable:
   Customer                                                   60,608     14,268           -             -       74,876
   Allowance for doubtful accounts                             1,578       (269)          -             -        1,309
   Associated companies                                      (19,200)   (66,906)    104,398       (18,292)           -
   Other                                                      (6,940)     2,147       6,997             -        2,203
   Accrued unbilled revenues                                  51,559     14,169           -             -       65,727
        ----------- ----------  ----------   -----------  -----------
     Total receivables                                        87,605    (36,591)    111,395       (18,292)     144,115
Deferred fuel costs                                          190,320          -           -             -      190,320
Accumulated deferred income taxes                              1,438         88           -        (1,526)           -
Fuel inventory - at average cost                              14,359          -        (344)            -       14,015
Materials and supplies - at average cost                       9,624         39      13,358             -       23,021
Deferred nuclear refueling outage costs                       (9,543)         -     (15,268)            -      (24,810)
Prepayments and other                                        (46,309)     6,703          50             -      (39,557)
        ----------- ----------  ----------   -----------  -----------
TOTAL                                                       (399,740)    66,745      56,110        (9,453)    (286,339)
        ----------- ----------  ----------   -----------  -----------

       OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                              (3)   880,026     257,466      (908,370)     229,119
Decommissioning trust funds                                  113,909          -      95,426             -      209,335
Non-utility property - at cost (less accumulated
  depreciation)                                              (53,367)    18,649        (191)            -      (34,910)
Other                                                        112,077     33,788    (503,023)      343,249      (13,908)
        ----------- ----------  ----------   -----------  -----------
     TOTAL                                     172,616    932,463    (150,322)     (565,121)     389,636
        ----------- ----------  ----------   -----------  -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                                   1,195,448      8,009      42,904             -    1,246,361
Property under capital lease                                   5,191          -           -             -        5,191
Natural gas                                                   26,278        375           -             -       26,653
Construction work in progress                                156,396      1,075      (9,381)            -      148,091
Nuclear fuel under capital lease                              19,250          -           -             -       19,250
Nuclear fuel                                                  (5,564)         -     (23,623)            -      (29,188)
        ----------- ----------  ----------   -----------  -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                        1,396,999      9,459       9,900             -    1,416,358
Less - accumulated depreciation and amortization             232,647      1,693      32,518             -      266,859
        ----------- ----------  ----------   -----------  -----------
PROPERTY, PLANT AND EQUIPMENT - NET                        1,164,352      7,766     (22,618)            -    1,149,499
        ----------- ----------  ----------   -----------  -----------

     DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                         (180,452)         -           -             -     (180,452)
    Unamortized loss on reacquired debt                        9,205          -           -             -        9,205
    Other regulatory assets                                  473,743          -           -             -      473,743
  Long-term receivables                                       (3,817)         -           -             -       (3,817)
  Goodwill                                                         -          -           -             -            -
  Other                                                       55,978     69,946     (26,218)     (108,065)      (8,360)
        ----------- ----------  ----------   -----------  -----------
TOTAL                                                        354,656     69,946     (26,218)     (108,065)     290,319
        ----------- ----------  ----------   -----------  -----------
TOTAL ASSETS                                             $ 1,291,883 $1,076,919  $ (143,049)  $  (682,640) $ 1,543,115
        =========== ==========  ==========   ===========  ===========
*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2003 vs December 31, 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

            U.S.     Parent &  Competitive Eliminations   Consolidated
         Utilities    Other     Businesses

 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                          $(660,584) $       -    $ (6,364)     $      -   $ (666,948)
Notes payable:
  Associated companies                                             -    (18,390)      6,654        11,737            -
  Other                                                            -          -           -             -            -
Account payable:
  Associated companies                                        30,239    (84,640)     68,805       (14,402)           -
  Other                                                      (61,545)     9,692      (7,020)            -      (58,874)
Customer deposits                                                386        791           1             -        1,178
Taxes accrued                                                  8,771    226,518    (381,982)            -     (146,692)
Accumulated deferred income taxes                                  -          -      (1,980)       (1,527)      (3,505)
Nuclear refueling outage costs                                (6,006)         -           -             -       (6,006)
Interest accrued                                             (37,674)     5,774      (3,937)            -      (35,837)
Obligations under capital leases                               6,156          -           -             -        6,156
Other                                                         (8,671)    (8,849)     53,460        (1,681)      34,259
        ----------- ----------  ----------   -----------  -----------
TOTAL                                                       (728,929)   130,896    (272,363)       (5,873)    (876,269)
        ----------- ----------  ----------   -----------  -----------

      NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued           36,808     12,865     362,638             -      412,310
Accumulated deferred investment tax credits                  (27,677)         -           -             -      (27,677)
Obligations under capital leases                              (2,037)         -          (8)            -       (2,045)
Other regulatory liabilities                                 105,660          -           -             -      105,660
Decommisioning                                             1,201,885          -    (552,393)            -      649,493
Transition to competition                                          -          -           -             -            -
Regulatory reserves                                           13,090          -           -             -       13,090
Accumulated provisions                                        53,442         (8)     63,660             -      117,092
Long-term debt                                               329,114     34,126    (177,780)      (60,220)     125,241
Preferred stock with sinking fund                             (3,475)         -           -             -       (3,475)
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures                 -          -           -             -            -
Other                                                        262,279     60,096     (43,140)      (49,125)     230,110
        ----------- ----------  ----------   -----------  -----------
TOTAL                                                      1,969,090    107,079    (347,023)     (109,345)   1,619,799
        ----------- ----------  ----------   -----------  -----------

Preferred stock without sinking fund                               -          -     (91,408)       91,408            -
                 ----------- ----------  -----------  -----------  -----------

SHAREHOLDERS' EQUITY

  Common stock                                                     -    (10,488)   (244,628)      255,116            -
       Authorized shares
       Issued shares CY
  Paid-in capital                                                 25     40,363     376,169      (380,377)      36,179
  Retained earnings                                           46,146    619,403     429,553      (531,288)     563,815
  Accumulated other comprehensive income (loss)                5,552      3,488       6,652        (2,280)      13,412
  Less - treasury stock, at cost                                   -   (186,179)          -             -     (186,179)
        ----------- ----------  ----------   -----------  -----------
TOTAL                                                         51,723    838,945     567,746      (658,829)     799,584
        ----------- ----------  ----------   -----------  -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $ 1,291,883 $1,076,919  $ (143,049)  $  (682,640) $ 1,543,114
        =========== ==========  ==========   ===========  ===========

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2003
(Dollars in thousands)
(Unaudited)
            U.S.       Parent &    Competitive   Eliminations Consolidated
          Utilities      Other      Businesses
OPERATING REVENUES:
     Domestic electric                                            $ 1,633,899   $        -      $      -   $       (22)  $1,633,878
     Natural gas                                                       46,373            -             -             -       46,373
     Competitive businesses                                                 -       66,029       371,182       (14,300)     422,910
          -----------   ----------      --------   -----------   ----------
    Total                                      1,680,272       66,029       371,182       (14,322)   2,103,161

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased for resale   455,220            -        51,897             -      507,116
   Purchased power                                             323,281       43,089         7,487       (14,508)     359,349
          -----------   ----------      --------   -----------   ----------

     Gross Margin                                                     901,771       22,940       311,798           186    1,236,696
     Margin %                                                           53.7%        34.7%         84.0%         (1.3%)       58.8%

   Nuclear refueling outage expenses                            15,425            -        25,273             -       40,698
   Provision for turbine commitments, asset impairments
     and restructuring charges                                       -            -             -             -            -
   Other operation and maintenance                             548,634       28,196       257,270           (44)     834,056
     Decommissioning                                                   23,131            -        15,181             -       38,312
     Taxes other than income taxes                                     82,722        1,901        17,435             -      102,058
          -----------   ----------      --------   -----------   ----------
    Total                                      1,448,413       73,186       374,543       (14,552)   1,881,589
          -----------   ----------      --------   -----------   ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION       231,859       (7,157)       (3,361)          230      221,572
          -----------   ----------      --------   -----------   ----------
Margin %                                                                13.8%       (10.8%)        (0.9%)        (1.6%)       10.5%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                    206,706        1,348         5,290             -      213,344
     Other regulatory charges (credits)                               (32,342)           -             -             -      (32,342)
          -----------   ----------      --------   -----------   ----------
   Total                                         174,364        1,348         5,290             -      181,002
          -----------   ----------      --------   -----------   ----------

OPERATING INCOME (LOSS)                                                57,495       (8,505)       (8,651)          230       40,570
          -----------   ----------      --------   -----------   ----------
Margin %                                                                 3.4%       (12.9%)        (2.3%)        (1.6%)        1.9%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction               15,747            -             -             -       15,747
     Interest and dividend income                                       9,821        4,647        (2,148)       (8,725)       3,595
     Equity in earnings of unconsolidated equity affiliates                (3)           -        13,199             -       13,196
     Miscellaneous - net                                               (3,211)        (784)       11,623          (230)       7,398
          -----------   ----------      --------   -----------   ----------
     Total                                        22,354        3,863        22,674        (8,955)      39,936
          -----------   ----------      --------   -----------   ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                        97,620       12,736         3,349             -      113,704
     Other interest - net                                               7,220        5,233         7,189        (8,725)      10,918
     Distributions on preferred securities of subsidiaries              4,709            -             -             -        4,709
     Allowance for borrowed funds used during construction            (12,055)           -             -             -      (12,055)
          -----------   ----------      --------   -----------   ----------
    Total                                         97,494       17,969        10,538        (8,725)     117,276
          -----------   ----------      --------   -----------   ----------

INCOME (LOSS) BEFORE INCOME TAXES                                     (17,645)     (22,611)        3,485             -      (36,770)

INCOME TAXES                                                            9,892      (15,415)       (3,470)            -       (8,993)
          -----------   ----------      --------   -----------   ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE           (27,537)      (7,195)        6,955             -      (27,777)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)                       -            -        (5,848)            -       (5,848)
          -----------   ----------      --------   -----------   ----------

CONSOLIDATED NET INCOME (LOSS)                                        (27,537)      (7,195)        1,107             -      (33,625)

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                               5,855            -             -             -        5,855
          -----------   ----------      --------   -----------   ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                         $  (33,391)   $  (7,195)     $  1,107     $       -   $  (39,480)
          ===========   ==========      ========   ===========   ==========
Margin %                                                                (2.0%)      (10.9%)         0.3%             -        (1.9%)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                               ($0.14)      ($0.03)        $0.00                     ($0.17)
   DILUTED                                                             ($0.14)      ($0.03)        $0.00                     ($0.17)
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                                228,759,297
   DILUTED                                                                                                              233,360,567

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2002
(Dollars in thousands)
(Unaudited)
            U.S.       Parent &    Competitive   Eliminations Consolidated
          Utilities      Other      Businesses
OPERATING REVENUES:
     Domestic electric                                            $ 1,521,104   $        -      $      -   $      (412)  $1,520,692
     Natural gas                                                       35,040            -             -             -       35,040
     Competitive businesses                                                 -       10,135       313,039          (160)     323,014
          -----------   ----------      --------   -----------   ----------
    Total                                      1,556,144       10,135       313,039          (572)   1,878,746

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased for resale   489,165            -        52,940             -      542,106
   Purchased power                                             197,333        1,474         8,503          (454)     206,857
          -----------   ----------      --------   -----------   ----------

     Gross Margin                                                     869,646        8,661       251,596          (118)   1,129,783
     Margin %                                                           55.9%        85.5%         80.4%         20.6%        60.1%

   Nuclear refueling outage expenses                            14,120            -        17,415             -       31,535
   Provision for turbine commitments, asset impairments
     and restructuring charges                                       -            -        36,899             -       36,899
   Other operation and maintenance                             455,164       28,402       188,792          (377)     671,981
     Decommissioning                                                    5,869            -        15,975             -       21,844
     Taxes other than income taxes                                     76,462          588        11,658             -       88,709
          -----------   ----------      --------   -----------   ----------
    Total                                      1,238,113       30,464       332,183          (831)   1,599,931
          -----------   ----------      --------   -----------   ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION       318,031      (20,329)      (19,144)          259      278,815
          -----------   ----------      --------   -----------   ----------
Margin %                                                                20.4%      (200.6%)        (6.1%)       (45.3%)       14.8%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                    196,415        1,048        16,311             -      213,774
     Other regulatory charges (credits)                                 7,504            -             -             -        7,504
          -----------   ----------      --------   -----------   ----------
   Total                                         203,920        1,048        16,311             -      221,278
          -----------   ----------      --------   -----------   ----------

OPERATING INCOME (LOSS)                                               114,111      (21,377)      (35,455)          259       57,537
          -----------   ----------      --------   -----------   ----------
Margin %                                                                 7.3%      (210.9%)       (11.3%)       (45.3%)        3.1%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                7,928            -             -             -        7,928
     Interest and dividend income                                       3,665       10,065        43,988       (11,318)      46,400
     Equity in earnings of unconsolidated equity affiliates                (2)           -        62,378             -       62,376
     Miscellaneous - net                                               (4,266)        (529)       (1,548)         (260)      (6,604)
          -----------   ----------      --------   -----------   ----------
     Total                                         7,325        9,536       104,818       (11,577)     110,100
          -----------   ----------      --------   -----------   ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                       116,150          640        13,989             -      130,779
     Other interest - net                                               4,368       10,218        10,645       (11,318)      13,914
     Distributions on preferred securities of subsidiaries              4,709            -             -             -        4,709
     Allowance for borrowed funds used during construction             (6,059)           -             -             -       (6,059)
          -----------   ----------      --------   -----------   ----------
    Total                                        119,169       10,858        24,634       (11,318)     143,343
          -----------   ----------      --------   -----------   ----------

INCOME (LOSS) BEFORE INCOME TAXES                                       2,267      (22,699)       44,729             -       24,294

INCOME TAXES                                                          (46,046)       1,006       (12,337)            -      (57,377)
          -----------   ----------      --------   -----------   ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE            48,313      (23,705)       57,066             -       81,671

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)                       -            -             -             -            -
          -----------   ----------      --------   -----------   ----------

CONSOLIDATED NET INCOME (LOSS)                                         48,313      (23,705)       57,066             -       81,671

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                               5,916            -             -             -        5,916
          -----------   ----------      --------   -----------   ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                         $   42,397    $ (23,705)     $ 57,066     $       -   $   75,755
          ===========   ==========      ========   ===========   ==========
Margin %                                                                 2.7%      (233.9%)        18.2%             -         4.0%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                                $0.19       ($0.11)        $0.26                      $0.34
   DILUTED                                                              $0.19       ($0.11)        $0.25                      $0.33
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                                222,191,119
   DILUTED                                                                                                              226,639,072

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2003 vs. 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)
               U.S.     Parent &   Competitive  Eliminations Consolidated
            Utilities     Other     Businesses
OPERATING REVENUES:
     Domestic electric                                               $ 112,795      $    -    $      -   $      390    $  113,186
     Natural gas                                                        11,333           -           -            -        11,333
     Competitive businesses                                                  -      55,894      58,143      (14,140)       99,896
             ---------    --------    --------    ---------    ----------
    Total                                         124,128      55,894      58,143      (13,750)      224,415

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased for resale    (33,945)          -      (1,043)           -       (34,989)
   Purchased power                                              125,948      41,615      (1,016)     (14,054)      152,493
             ---------    --------    --------    ---------    ----------

     Gross Margin                                                       32,125      14,279      60,202          304       106,912
     Margin %                                                            (2.2%)     (50.7%)       3.6%       (21.9%)        (1.3%)

   Nuclear refueling outage expenses                              1,305           -       7,858            -         9,163
   Provision for turbine commitments, asset impairments
     and restructuring charges                                        -           -     (36,899)           -       (36,899)
   Other operation and maintenance                               93,470        (206)     68,478          333       162,075
     Decommissioning                                                    17,262           -        (794)           -        16,468
     Taxes other than income taxes                                       6,260       1,313       5,777            -        13,349
             ---------    --------    --------    ---------    ----------
    Total                                         210,300      42,722      42,360      (13,721)      281,659
             ---------    --------    --------    ---------    ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                       (86,172)     13,172      15,783          (29)      (57,244)
             ---------    --------    --------    ---------    ----------
Margin %                                                                 (6.6%)     189.7%        5.2%        43.7%         (4.3%)

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                      10,291         300     (11,021)           -          (430)
     Other regulatory charges (credits)                                (39,846)          -           -            -       (39,846)
             ---------    --------    --------    ---------    ----------
   Total                                          (29,556)        300     (11,021)           -       (40,276)
             ---------    --------    --------    ---------    ----------

OPERATING INCOME (LOSS)                                                (56,616)     12,872      26,804          (29)      (16,968)
             ---------    --------    --------    ---------    ----------
Margin %                                                                 (3.9%)     198.0%        9.0%        43.7%         (1.1%)

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                 7,819           -           -            -         7,819
     Interest and dividend income                                        6,156      (5,418)    (46,136)       2,593       (42,805)
     Equity in earnings of unconsolidated equity affiliates                 (1)          -     (49,179)           -       (49,180)
     Miscellaneous - net                                                 1,055        (255)     13,171           30        14,001
             ---------    --------    --------    ---------    ----------
     Total                                         15,029      (5,673)    (82,144)       2,622       (70,165)
             ---------    --------    --------    ---------    ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                        (18,530)     12,096     (10,640)           -       (17,074)
     Other interest - net                                                2,852      (4,985)     (3,456)       2,593        (2,996)
     Distributions on preferred securities of subsidiaries                   -           -           -            -             -
     Allowance for borrowed funds used during construction              (5,996)          -           -            -        (5,996)
             ---------    --------    --------    ---------    ----------
    Total                                         (21,675)      7,111     (14,096)       2,593       (26,067)
             ---------    --------    --------    ---------    ----------

INCOME (LOSS) BEFORE INCOME TAXES                                      (19,912)         88     (41,244)           -       (61,067)

INCOME TAXES                                                            55,937     (16,421)      8,867            -        48,384
             ---------    --------    --------    ---------    ----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE            (75,849)     16,510     (50,111)           -      (109,450)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)                        -           -      (5,848)           -        (5,848)
             ---------    --------    --------    ---------    ----------

CONSOLIDATED NET INCOME (LOSS)                                         (75,849)     16,510     (55,959)           -      (115,298)

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                                  (62)          -           -            -           (62)
             ---------    --------    --------    ---------    ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                           $ (75,788)   $ 16,510    $(55,959)   $       -    $ (115,236)
             =========    ========    ========    =========    ==========
Margin %                                                                 (4.7%)     223.0%      (17.9%)           -         (5.9%)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                                ($0.33)      $0.08      ($0.26)                    ($0.51)
   DILUTED                                                              ($0.33)      $0.08      ($0.25)                    ($0.50)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2003
(Dollars in thousands)
(Unaudited)
         U.S.     Parent &  Competitive  Eliminations Consolidated
              Utilities    Other    Businesses
OPERATING REVENUES:
     Domestic electric                                                $7,398,681  $       -    $      -    $   (1,505)  $7,397,175
     Natural gas                                                         186,176          -           -             -      186,176
     Competitive businesses                                                    -    188,228   1,459,871       (36,530)   1,611,569
              ----------  ---------  ----------    ----------  -----------
    Total                                         7,584,857    188,228   1,459,871       (38,035)   9,194,920

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased for resale    1,785,462          -     201,756             -    1,987,217
   Purchased power                                              1,598,648    118,902      18,304       (37,896)   1,697,959
              ----------  ---------  ----------    ----------  -----------

     Gross Margin                                                      4,200,747     69,326   1,239,811          (139)   5,509,744
     Margin %                                                              55.4%      36.8%       84.9%          0.4%        59.9%

   Nuclear refueling outage expenses                               61,508          -      98,487             -      159,995
   Provision for turbine commitments, asset impairments
     and restructuring charges                                          -          -      (7,743)            -       (7,743)
   Other operation and maintenance                              1,612,951     81,210     791,334        (1,059)   2,484,436
     Decommissioning                                                      92,523          -      53,577             -      146,100
     Taxes other than income taxes                                       339,930      5,192      60,537             -      405,659
              ----------  ---------  ----------    ----------  -----------
    Total                                         5,491,022    205,304   1,216,252       (38,955)   6,873,623
              ----------  ---------  ----------    ----------  -----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                       2,093,835    (17,076)    243,619           920    2,321,297
              ----------  ---------  ----------    ----------  -----------
Margin %                                                                   27.6%      (9.1%)      16.7%         (2.4%)       25.2%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                       797,569      5,005      47,929             -      850,503
     Other regulatory charges (credits)                                  (13,761)         -           -             -      (13,761)
              ----------  ---------  ----------    ----------  -----------
   Total                                            783,808      5,005      47,929             -      836,742
              ----------  ---------  ----------    ----------  -----------

OPERATING INCOME (LOSS)                                                1,310,027    (22,081)    195,690           920    1,484,555
              ----------  ---------  ----------    ----------  -----------
Margin %                                                                   17.3%     (11.7%)      13.4%         (2.4%)       16.1%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                  42,710          -           -             -       42,710
     Interest and dividend income                                         43,035     27,575      55,002       (38,226)      87,386
     Equity in earnings of unconsolidated equity affiliates                   (3)         -     271,650             -      271,647
     Miscellaneous - net                                                (121,707)     1,440      44,681          (919)     (76,505)
              ----------  ---------  ----------    ----------  -----------
     Total                                          (35,965)    29,015     371,333       (39,145)     325,238
              ----------  ---------  ----------    ----------  -----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                          414,688     36,092      16,345             -      467,126
     Other interest - net                                                 18,776     39,695      33,308       (38,226)      53,553
     Distributions on preferred securities of subsidiaries                18,838          -           -             -       18,838
     Allowance for borrowed funds used during construction               (33,191)         -           -             -      (33,191)
              ----------  ---------  ----------    ----------  -----------
    Total                                           419,111     75,787      49,653       (38,226)     506,326
              ----------  ---------  ----------    ----------  -----------

INCOME (LOSS) BEFORE INCOME TAXES                                        854,951    (68,853)    517,370             -    1,303,467

INCOME TAXES                                                             341,044    (45,492)    194,522             -      490,074
              ----------  ---------  ----------    ----------  -----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE              513,907    (23,361)    322,848             -      813,393

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)                    (21,333)         -     158,407             -      137,074
              ----------  ---------  ----------    ----------  -----------

CONSOLIDATED NET INCOME (LOSS)                                           492,574    (23,361)    481,255             -      950,467

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                                 23,524          -           -             -       23,524
              ----------  ---------  ----------    ----------  -----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                             $ 469,050   $(23,361)   $481,255    $        -     $926,943
              ==========  =========  ==========    ==========  ===========
Margin %                                                                    6.2%     (12.4%)      33.0%             -        10.1%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                                   $2.07     ($0.10)      $2.12                      $4.09
   DILUTED                                                                 $2.03     ($0.10)      $2.08                      $4.01
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                               226,804,370
   DILUTED                                                                                                             231,146,040

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2002
(Dollars in thousands)
(Unaudited)
         U.S.     Parent &  Competitive  Eliminations Consolidated
              Utilities    Other    Businesses
OPERATING REVENUES:
     Domestic electric                                                $6,648,156  $       -    $      -    $   (1,742)  $6,646,414
     Natural gas                                                         125,353          -           -             -      125,353
     Competitive businesses                                                    -     40,729   1,494,909        (2,369)   1,533,268
              ----------  ---------  ----------    ----------  -----------
    Total                                         6,773,509     40,729   1,494,909        (4,111)   8,305,035

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased for resale    1,941,349          -     213,247             -    2,154,596
   Purchased power                                                764,350      2,339      68,840        (3,195)     832,334
              ----------  ---------  ----------    ----------  -----------

     Gross Margin                                                      4,067,810     38,390   1,212,822          (916)   5,318,105
     Margin %                                                              60.1%      94.3%       81.1%         22.3%        64.0%

   Nuclear refueling outage expenses                               58,802          -      46,791             -      105,592
   Provision for turbine commitments, asset impairments
     and restructuring charges                                          -          -     428,456             -      428,456
   Other operation and maintenance                              1,678,569     85,617     725,880        (1,954)   2,488,112
     Decommissioning                                                      30,458          -      45,959             -       76,417
     Taxes other than income taxes                                       333,204      2,546      44,712             -      380,462
              ----------  ---------  ----------    ----------  -----------
    Total                                         4,806,731     90,502   1,573,885        (5,149)   6,465,969
              ----------  ---------  ----------    ----------  -----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                       1,966,778    (49,773)    (78,976)        1,038    1,839,066
              ----------  ---------  ----------    ----------  -----------
Margin %                                                                   29.0%    (122.2%)      (5.3%)       (25.2%)       22.1%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                       769,799      5,143      64,239             -      839,181
     Other regulatory charges (credits)                                 (141,836)         -           -             -     (141,836)
              ----------  ---------  ----------    ----------  -----------
   Total                                            627,963      5,143      64,239             -      697,345
              ----------  ---------  ----------    ----------  -----------

OPERATING INCOME (LOSS)                                                1,338,815    (54,916)   (143,215)        1,038    1,141,721
              ----------  ---------  ----------    ----------  -----------
Margin %                                                                   19.8%    (134.8%)      (9.6%)       (25.2%)       13.7%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                  31,658          -           -             -       31,658
     Interest and dividend income                                         23,231     35,433      97,401       (37,741)     118,325
     Equity in earnings of unconsolidated equity affiliates                   (2)         -     183,880             -      183,878
     Miscellaneous - net                                                  (7,284)     5,245      16,969        (1,038)      13,892
              ----------  ---------  ----------    ----------  -----------
     Total                                           47,603     40,678     298,250       (38,779)     347,753
              ----------  ---------  ----------    ----------  -----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                          443,154        640      63,810             -      507,604
     Other interest - net                                                 28,249     34,939      45,112       (37,741)      70,560
     Distributions on preferred securities of subsidiaries                18,838          -           -             -       18,838
     Allowance for borrowed funds used during construction               (24,538)         -           -             -      (24,538)
              ----------  ---------  ----------    ----------  -----------
    Total                                           465,703     35,579     108,922       (37,741)     572,464
              ----------  ---------  ----------    ----------  -----------

INCOME (LOSS) BEFORE INCOME TAXES                                        920,715    (49,817)     46,113             -      917,010

INCOME TAXES                                                             313,752    (11,252)     (8,562)            -      293,938
              ----------  ---------  ----------    ----------  -----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE              606,963    (38,565)     54,675             -      623,072

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)                          -          -           -             -            -
              ----------  ---------  ----------    ----------  -----------

CONSOLIDATED NET INCOME (LOSS)                                           606,963    (38,565)     54,675             -      623,072

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                                 23,712          -           -             -       23,712
              ----------  ---------  ----------    ----------  -----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                             $ 583,251   $(38,565)   $ 54,675    $        -     $599,360
              ==========  =========  ==========    ==========  ===========
Margin %                                                                    8.6%     (94.7%)       3.7%             -         7.2%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                                   $2.61     ($0.17)      $0.25                      $2.69
   DILUTED                                                                 $2.57     ($0.17)      $0.24                      $2.64
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                               223,047,431
   DILUTED                                                                                                             227,303,103

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2003 vs. 2002
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)
               U.S.     Parent &   Competitive  Eliminations Consolidated
            Utilities     Other     Businesses
OPERATING REVENUES:
     Domestic electric                                               $ 750,525     $     -     $     -   $      237    $  750,761
     Natural gas                                                        60,824           -           -            -        60,824
     Competitive businesses                                                  -     147,499     (35,038)     (34,161)       78,301
            ----------   ---------  ----------   ----------   -----------
    Total                                         811,349     147,499     (35,038)     (33,924)      889,886

OPERATING EXPENSES:
      Operating and Maintenance:
   Fuel, fuel related expenses, and gas purchased for resale   (155,887)          -     (11,491)           -      (167,379)
   Purchased power                                              834,298     116,563     (50,536)     (34,701)      865,625
            ----------   ---------  ----------   ----------   -----------

     Gross Margin                                                      132,938      30,936      26,989          777       191,640
     Margin %                                                            (4.7%)     (57.4%)       3.8%       (21.9%)        (4.1%)

   Nuclear refueling outage expenses                              2,707           -      51,696            -        54,403
   Provision for turbine commitments, asset impairments
     and restructuring charges                                        -           -    (436,199)           -      (436,199)
   Other operation and maintenance                              (65,618)     (4,407)     65,454          895        (3,676)
     Decommissioning                                                    62,065           -       7,618            -        69,683
     Taxes other than income taxes                                       6,727       2,646      15,825            -        25,198
            ----------   ---------  ----------   ----------   -----------
    Total                                         684,291     114,802    (357,633)     (33,806)      407,654
            ----------   ---------  ----------   ----------   -----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                       127,058      32,697     322,595         (118)      482,232
            ----------   ---------  ----------   ----------   -----------
Margin %                                                                 (1.4%)     113.1%       22.0%        22.8%         3.1%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                      27,770        (138)    (16,310)           -        11,322
     Other regulatory charges (credits)                                128,075           -           -            -       128,075
            ----------   ---------  ----------   ----------   -----------
   Total                                          155,845        (138)    (16,310)           -       139,397
            ----------   ---------  ----------   ----------   -----------

OPERATING INCOME (LOSS)                                                (28,788)     32,835     338,905         (118)      342,834
            ----------   ---------  ----------   ----------   -----------
Margin %                                                                 (2.5%)     123.1%       23.0%        22.8%          2.4%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction                11,052           -           -            -        11,052
     Interest and dividend income                                       19,804      (7,858)    (42,399)        (485)      (30,938)
     Equity in earnings of unconsolidated equity affiliates                 (1)          -      87,770            -        87,769
     Miscellaneous - net                                              (114,423)     (3,805)     27,712          119       (90,397)
            ----------   ---------  ----------   ----------   -----------
     Total                                        (83,568)    (11,663)     73,083         (366)      (22,515)
            ----------   ---------  ----------   ----------   -----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                        (28,466)     35,452     (47,465)           -       (40,479)
     Other interest - net                                               (9,473)      4,756     (11,804)        (485)      (17,006)
     Distributions on preferred securities of subsidiaries                   -           -           -            -             -
     Allowance for borrowed funds used during construction              (8,653)          -           -            -        (8,653)
            ----------   ---------  ----------   ----------   -----------
    Total                                         (46,592)     40,208     (59,269)        (485)      (66,138)
            ----------   ---------  ----------   ----------   -----------

INCOME (LOSS) BEFORE INCOME TAXES                                      (65,764)    (19,036)    471,257            -       386,457

INCOME TAXES                                                            27,292     (34,240)    203,084            -       196,136
            ----------   ---------  ----------   ----------   -----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE            (93,056)     15,204     268,173            -       190,321

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)                  (21,333)          -     158,407            -       137,074
            ----------   ---------  ----------   ----------   -----------

CONSOLIDATED NET INCOME (LOSS)                                        (114,389)     15,204     426,580            -       327,395

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                                 (188)          -           -            -          (188)
            ----------   ---------  ----------   ----------   -----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                          $ (114,201)  $  15,204   $ 426,580    $       -     $ 327,583
            ==========   =========  ==========   ==========   ===========
Margin %                                                                 (2.4%)      82.3%       29.3%            -          2.9%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                                ($0.55)      $0.07       $1.88            -         $1.40
   DILUTED                                                              ($0.54)      $0.07       $1.84            -         $1.37

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended December 31, 2003 vs. 2002
(Dollars in thousands)
(Unaudited)

            2003           2002         Variance

         OPERATING ACTIVITIES
Consolidated net income                                                                ($33,625)       $81,671      ($115,296)
Noncash items included in net income:
  Reserve for regulatory adjustments                                                     22,896         (8,081)        14,815
  Other regulatory charges (credits) - net                                              (32,342)         7,504        (39,846)
  Depreciation, amortization, and decommissioning                                       251,656        235,618         16,038
  Deferred income taxes and investment tax credits                                      190,035        (86,758)       276,793
  Allowance for equity funds used during construction                                   (15,748)        (7,928)        (7,820)
  Cumulative effect of accounting change                                                  5,848              -          5,848
  Equity in undistributed earnings of subsidiaries and unconsolidated affiliates          3,217        (55,630)        58,847
  Provision for turbine commitments, asset impairments and restructuring charges              -         36,899        (36,899)
Changes in working capital:
  Receivables                                                                           186,827        189,237         (2,410)
  Fuel inventory                                                                         14,086          1,223         12,863
  Accounts payable                                                                      221,963        218,225          3,738
  Taxes accrued                                                                        (186,421)       (33,832)      (152,589)
  Interest accrued                                                                      (20,449)         2,051        (22,500)
  Deferred fuel                                                                          24,632         70,182        (45,550)
  Other working capital accounts                                                         37,594       (202,241)       239,835
Provision for estimated losses and reserves                                              66,175         10,335         55,840
Changes in other regulatory assets                                                      142,329       (134,571)       276,900
Other                                                                                   (48,933)       171,360       (220,293)
                 --------       --------       --------
Net cash flow provided by operating activities                                          829,740        511,426        318,314
                 --------       --------       --------

          INVESTING ACTIVITIES
Construction/capital expenditures                                                      (517,294)      (477,302)       (39,992)
Allowance for equity funds used during construction                                      15,747          7,928          7,819
Nuclear fuel purchases                                                                  (34,065)       (32,912)        (1,153)
Proceeds from sale/leaseback of nuclear fuel                                             30,961         23,602          7,359
Proceeds from sale of businesses                                                              -        (29,490)        29,490
Investment in other nonregulated/nonutility properties                                  (23,705)       (16,837)        (6,868)
Decrease (increase) in other investments                                                232,282              -        232,282
Changes in other temporary investments - net                                            (34,397)             -        (34,397)
Decommissioning trust contributions and realized change in trust assets                 (25,764)       (35,455)         9,691
Other regulatory investments                                                             17,717          5,872         11,845
Other                                                                                    (2,853)        (2,620)          (233)
                 --------       --------       --------
Net cash flow used in investing activities                                             (341,371)      (557,214)       215,843
                 --------       --------       --------

         FINANCING ACTIVITIES
  Proceeds from the issuance of:
    Long-term debt                                                                      153,771        828,740       (674,969)
    Common stock                                                                         19,055         14,492          4,563
  Retirement of:
    Long-term debt                                                                      (60,537)      (174,860)       114,323
  Repurchase of common stock                                                             (8,135)       (14,920)         6,785
  Redemption of preferred stock                                                               -              0              -
  Changes in credit line borrowings - net                                              (369,975)      (135,000)      (234,975)
  Dividends paid:
     Common stock                                                                      (102,960)       (77,777)       (25,183)
     Preferred stock                                                                     (5,855)        (5,916)            61
                 --------       --------       --------
Net cash flow provided by (used in) financing activities                               (374,636)       434,759       (809,395)
                 --------       --------       --------

Effect of exchange rates on cash and cash equivalents                                       956         (2,490)         3,446
                 --------       --------       --------

Net increase (decrease) in cash and cash equivalents                                    114,689        386,481       (271,792)

Cash and cash equivalents at beginning of period                                        577,544        948,847       (371,303)
                 --------       --------       --------

Cash and cash equivalents at end of period                                             $692,233     $1,335,328      ($643,095)
                 ========     ==========       ========

Entergy Corporation

Consolidated Cash Flow Statement
Year to Date December 31, 2003 vs. 2002
(Dollars in thousands)
(Unaudited)

            2003           2002         Variance

         OPERATING ACTIVITIES
Consolidated net income                                                                $950,467       $623,072       $327,395
Noncash items included in net income:
  Reserve for regulatory adjustments                                                     13,090         18,848         (5,758)
  Other regulatory charges (credits) - net                                              (13,761)      (141,836)       128,075
  Depreciation, amortization, and decommissioning                                       996,603        915,597         81,006
  Deferred income taxes and investment tax credits                                    1,189,531       (256,664)     1,446,195
  Allowance for equity funds used during construction                                   (42,710)       (31,658)       (11,052)
  Cumulative effect of accounting change                                               (137,074)             -       (137,074)
  Equity in undistributed earnings of subsidiaries and unconsolidated affiliates       (176,036)      (181,878)         5,842
  Provision for turbine commitments, asset impairments and restructuring charges         (7,743)       428,456       (436,199)
Changes in working capital:
  Receivables                                                                          (140,612)       (43,957)       (96,655)
  Fuel inventory                                                                        (14,015)         1,030        (15,045)
  Accounts payable                                                                      (60,164)       286,230       (346,394)
  Taxes accrued                                                                        (828,539)       462,956     (1,291,495)
  Interest accrued                                                                      (35,837)         7,209        (43,046)
  Deferred fuel                                                                         (33,874)       156,181       (190,055)
  Other working capital accounts                                                         16,809       (286,232)       303,041
Provision for estimated losses and reserves                                             196,619         10,533        186,086
Changes in other regulatory assets                                                      165,789         71,132         94,657
Other                                                                                   (32,723)       142,684       (175,407)
               ----------     ----------       --------
Net cash flow provided by operating activities                                        2,005,820      2,181,703       (175,883)
               ----------     ----------       --------

          INVESTING ACTIVITIES
Construction/capital expenditures                                                    (1,568,943)    (1,530,301)       (38,642)
Allowance for equity funds used during construction                                      42,710         31,658         11,052
Nuclear fuel purchases                                                                 (224,308)      (250,309)        26,001
Proceeds from sale/leaseback of nuclear fuel                                            150,135        183,664        (33,529)
Proceeds from sale of businesses                                                         25,987        215,088       (189,101)
Investment in other nonregulated/nonutility properties                                  (71,438)      (216,956)       145,518
Decrease (increase) in other investments                                                 61,237         38,964         22,273
Changes in other temporary investments - net                                            (50,000)       150,000       (200,000)
Decommissioning trust contributions and realized change in trust assets                 (91,518)       (84,914)        (6,604)
Other regulatory investments                                                           (156,446)       (39,390)      (117,056)
Other                                                                                   (11,496)       114,033       (125,529)
               ----------     ----------       --------
Net cash flow used in investing activities                                           (1,894,080)    (1,388,463)      (506,617)
               ----------     ----------       --------

         FINANCING ACTIVITIES
  Proceeds from the issuance of:
    Long-term debt                                                                    2,221,164      1,197,330      1,023,834
    Common stock                                                                        217,521        130,061         87,460
  Retirement of:
    Long-term debt                                                                   (2,298,967)    (1,341,274)      (957,693)
  Repurchase of common stock                                                             (8,135)      (118,499)       110,364
  Redemption of preferred stock                                                          (3,450)        (1,858)        (1,592)
  Changes in credit line borrowings - net                                              (499,975)       244,333       (744,308)
  Dividends paid:
     Common stock                                                                      (362,814)      (298,991)       (63,823)
     Preferred stock                                                                    (23,524)       (23,712)           188
               ----------     ----------       --------
Net cash flow used in financing activities                                             (758,180)      (212,610)      (545,570)
               ----------     ----------       --------

Effect of exchange rates on cash and cash equivalents                                     3,345          3,125            220
               ----------     ----------       --------

Net increase (decrease) in cash and cash equivalents                                   (643,095)       583,755     (1,226,850)

Cash and cash equivalents at beginning of period                                      1,335,328        751,573        583,755
               ----------     ----------      ---------

Cash and cash equivalents at end of period                                             $692,233     $1,335,328      ($643,095)
               ==========     ==========      =========